SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                    FORM SB-2

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                       THE TRACKER CORPORATION OF AMERICA
                       ----------------------------------
                 (Name of Small Business Issuer in Its Charter)
           DELAWARE                     7299                   86-0767918
           --------                ---------------             ----------
 (State or Other Jurisdiction    (Primary  Standard         (I.R.S.  Employer
      of Incorporation or     Industrial Classification      Identification
         Organization)              Code  Number)                Number)


       1120 FINCH AVE. WEST, SUITE 303, NORTH YORK, ONTARIO CANADA M3J 3H8;
       --------------------------------------------------------------------
                                  800-822-8757
                                  ------------
          (Address and Telephone Number of Principal Executive Offices)

              ARKIN MEROLLA LLP, ONE SECURITIES CENTRE, SUITE 302,
              ----------------------------------------------------
             3490 PIEDMONT ROAD, ATLANTA GEORGIA 30305; 404-467-5244
             -------------------------------------------------------
            (Name, Address and Telephone Number of Agent For Service)


     Approximate Date of Commencement of Proposed Sale to the Public: from time to time after this registration statement becomes effective.


     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the  following  box.  [   ]


                              CALCULATION OF REGISTRATION FEE


Title of Each Class                         Estimated                          Amount of
Of Securities To           Amount to      Conversion or       Estimated      Registration
Be Registered            Be Registered  Exercise Value(1)  Aggregate Value        Fee
-----------------------  -------------  -----------------  ----------------  -------------

Resale of common stock
underlying:
     Conversion notes       12,000,000               .195  $   2,340,000.00  $      650.52
     Repricing warrants      8,000,000               .195  $   1,560,000.00  $      433.68
     Purchase warrants         340,000               .195  $      66,300.00  $       18.43
     Sovereign warrants         85,000               .195  $      16,575.00  $        4.61
     Callable warrants      12,575,000               .195  $   2,452,125.00  $      681.69
                         -------------                     ----------------  -------------
                            33,000,000                     $   6,435,000.00  $    1,788.93
                         -------------                     ----------------  -------------

(1)     Computed  pursuant  to  Rule  457(c)  for  the  purpose  of  calculation  of  the registration  fee  on the basis of the bid and asked price of our common stock on February
4,  2000  as  reported  by  the  National  Quotation  Bureau,  Inc.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

FEBRUARY  10,  2000     AMENDED  PRELIMINARY  PROSPECTUS


                             THE TRACKER CORPORATION
                                   OF AMERICA

                     UP TO 33,000,000 SHARES OF COMMON STOCK

     The selling stockholders of The Tracker Corporation of America may offer up to 33,000,000 shares of our common stock upon conversion of the notes and the exercise of the warrants.

     The security holders may sell their shares of common stock after delivery of this prospectus, from time to time, through broker-dealers or underwriters at the prevailing market price as listed on the OTC Bulletin Board under the symbol "TRKR." We will not receive any of the proceeds from the secondary offering and sale of the common stock by the security holders.

     See,  RISK  FACTORS  on  page  1.

     Our principal offices are located at 1120 Finch Avenue West, Suite 303, North York, Ontario, Canada M3J 3H7. For more information, contact Bruce Lewis at 1-800-822-8757.

     THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS

RISK FACTORS                                                      1

USE OF PROCEEDS                                                   6

DETERMINATION OF CONVERSION AND EXERCISE PRICES                   7

SELLING SECURITY HOLDERS                                         11

PLAN OF DISTRIBUTION                                             12

LEGAL PROCEEDINGS                                                12

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .   13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT   15

DESCRIPTION OF SECURITIES. . . . . . . . . . . . . . . . . . .   16

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
          SECURITIES ACT LIABILITIES . . . . . . . . . . . . .   17

BUSINESS . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

MANAGEMENT'S DISCUSSION AND ANALYSIS . . . . . . . . . . . . .   25

DESCRIPTION OF PROPERTY                                          30

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS                   30

MARKET FOR COMMON EQUITY                                         31

EXECUTIVE COMPENSATION . . . . . . . . . . . . . . . . . . . .   32

CHANES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
          AND FINANCIAL DISCLOSURE                               40

FINANCIAL STATEMENTS                                            F-1

                                  RISK FACTORS



     The securities offered in this prospectus involve a high degree of risk. In addition to the other information contained in this prospectus, you should
consider  the  following  risk  factors  before  making  an  investment.   The
occurrence of any the following risks could materially adversely affect our business, financial condition and results of operations. Additional risks and uncertainties not presently known to us or that we currently view as immaterial might also materially adversely affect our business, financial condition or results of operations. In such a case, the value of your investment could decline and you may lose all or part of your investment.

     This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of a variety of factors, including those set forth in the following risk factors and elsewhere in this prospectus.

THE CONVERSION OF THE BRIDGE FINANCING NOTES AND THE EXERCISE OF THE WARRANTS MAY CREATE IMMEDIATE AND SUBSTANTIAL DILUTION TO THE EXISTING SHAREHOLDERS.

     As of September 30, 1999, we had 53,988,579 shares of common stock outstanding, with a book value of $-0.04 per share. We have reserved 33,000,000 shares of common stock for future issuance pursuant to the conversion of notes and the exercise of certain warrants. We cannot assure that the issuance of the common stock reserved for future issuance will not materially adversely affect the prevailing market price of the common stock. Furthermore, issuance of the shares of common stock as described below could result in significant dilution to our stockholders.

     We issued $1,700,000 in principal amount of bridge financing notes. The notes are convertible into shares of common stock by the holders at a conversion price dependent on the market price as of the date of issue and the date of redemption. The notes also carry an attached repricing warrant that entitled the holder to additional shares of common stock if the price drops below certain levels. The conversion of the notes and the exercise of the repricing warrants will not result in the receipt of any additional funds, but will eliminate approximately $1,700,000 in debt. We estimate the dilution to the book value of our common stock resulting from the conversion of the notes and attached repricing warrants as follows:

                             Low conversion price    High conversion price
                                 (.15/share)              (.40/share)
                            ----------------------  -----------------------
Book value before           $               .-0.04  $                 -0.04
Shares converted/exercised              15,000,000                8,500,000
Book value after            $                -0.00  $                 -0.00

     We also reserved additional shares of common stock for issuance pursuant to the callable warrants, purchase warrants, and warrants issued to Sovereign Capital Advisors, LLC as our placement agent, in the amount and up to the following expirations from the original issue date, should we choose to call the warrants:

Warrant                      Amount                    Expiration Date
---------  ------------------------------------------  ---------------
Callable   up to 12,575,000 shares ($1,700,000 worth)           1 year
Purchase                               340,000 shares          5 years
Sovereign                               85,000 shares          3 years

     Any proceeds we may receive upon the exercise of these warrants will be used for general corporate purposes and for working capital, which may include payment of salaries, research and development, and marketing expenses. Assuming the conversion of the notes and exercise of the repricing warrants result in 65,000,000 shares of common stock issued and outstanding, we estimate the dilution to the book value of our common stock resulting from the exercise of the remaining warrants as follows:

                                  Low call price    High call price
                                   (.15/share)        (.40/share)
                                 ----------------  -----------------
Book value before                $          -0.00  $           -0.00
Additional shares, if exercised        11,750,000          4,650,000
Total receipts                   $      1,400,000  $       1,550,000
Book value after                 $           0.01  $            0.02

     Should the exercise and/or call price be even lower than %0.15 per share, or if we issue additional shares in the future, the book value of our common stock may experience further dilution.

BECAUSE NO CLEARLY IDENTIFIED MARKET EXISTS FOR OUR PRODUCTS AND SERVICES, WE MAY LACK THE FINANCIAL RESOURCES TO DEVELOP ANY MARKET ACCEPTANCE.

     Our future success entirely depends on the successful development, commercialization and market acceptance of our personal property marking and monitoring system. Our initial marketing efforts, which focused primarily on consumer applications of our technology, were not successful. Identifying markets that will respond favorably to our products and services will present marketing and financial challenges to us. We are experimenting with new business models that are speculative and untested to date. We cannot assure that we will gain a significant level of commercial acceptance for our products and services in any commercial market.

     We have a large number of competitors across a variety of industries that have substantially greater financial, technical, marketing, and management resources. For example, we currently offer a pet registration service using our technology. However, Pets.com and Petopia.com have recently launched web pages as a lead in to the sale of pet related products. These marketing efforts may hinder our success in the pet registration market. Similarly, we recently launched a business asset management system in certain niche markets. One of our competitors, Tangram Enterprise Solutions, has over twenty times greater assets than us and ten times the work force. Should we compete directly with them, their financial and personnel strength could prevent us from capturing those markets. As a result, demand and market acceptance for our products and services are subject to a high level of uncertainly.

OUR  FUTURE  SUCCESS  DEPENDS  ON THE EXPERIENCE AND RETENTION OF KEY PERSONNEL.

     Our success is largely dependent on our ability to attract and retain key management and operating personnel. We particularly depend on the efforts and skills of Bruce I. Lewis, Jay S. Stulberg, Christopher Creed, and Tizio Panara. We have entered into employment agreements with Mr. Lewis and Mr. Stulberg and are planning to enter into agreements with Mr. Creed and Mr. Panara. The loss, incapacity, or unavailability of any of these individuals could materially adversely affect our business, financial condition or results of operation.

     It may also be necessary for us to attract and retain additional individuals to support our growth or to replace key personnel in the event of their termination of employment. Because qualified individuals are in high demand and are often subject to competing offers, we cannot assure that we can attract and retain qualified personnel needed for our business.

BECAUSE OF OUR HISTORY OF OPERATING LOSSES AND EXPECTATION OF FUTURE LOSSES, OUR INDEPENDENT AUDITORS EXPRESSED SUBSTANTIAL DOUBT ABOUT OUR FUTURE VIABILITY AS A GOING CONCERN IN THEIR MOST RECENT AUDIT REPORT.

     We have generated only modest revenue and have sustained significant operating losses each year since our inception. In fact, we have not generated any significant revenue since September 1997. We have accumulated a deficit of $18,086,737 as of September 30, 1999. Our ability to generate revenue from operations and achieve profitability is largely dependent upon a successful transition from a development stage company to a fully operating company. In order to achieve that, we will require significant additional financing to penetrate new markets for our products and services. If we are unable to attract such financing or achieve profitable operations, we may be forced to cease or significantly limit our operations. As a result of the foregoing conditions, our independent public accountants expressed doubt about our future viability as a going concern in their audit report dated July 8, 1999.

OUR STOCK MAY EXPERIENCE SEVERE VOLATILITY BECAUSE OF THE LIMITED TRADING MARKET AVAILABLE.

     Our common stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board. The market for the common stock must be characterized as extremely limited due to the low trading volume and the small number of brokerage firms acting as market makers. Because stocks traded on the OTC Bulletin Board generally have limited brokerage and news coverage, the market price of our common stock may not reflect our true value. As a result, you may find it difficult to dispose of our common stock or to obtain accurate quotations as to our value. Over the past eighteen months our stock has traded at a price as low as $.05 per share and as high as $.41 per share. We cannot assure that the over-the-counter market for our securities will continue, that a more active market will develop, or that the prices in any such market will be maintained at their current levels or otherwise. Furthermore, technological innovations, new product developments, general trends in our industry and quarterly variations in our results of operations may cause the market price of the common stock to fluctuate significantly.

OUR  CURRENT  OWNERSHIP  STRUCTURE  AND  THE  PROVISIONS  OF  OUR  ARTICLES  OF
INCORPORATION  AND  BYLAWS  MAY  HINDER  ANY  MATERIAL  CHANGE  IN  CONTROL.

     Our directors, officers, principal stockholders and their affiliates will continue to beneficially own approximately 13% of the common stock immediately following this registration. This assumes the full exercise of currently exercisable options and warrants and the conversion of outstanding convertible debentures. As a result of such ownership, our directors, officers, principal stockholders and their affiliates will effectively have the ability to maintain, control and direct our business and affairs. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control. In addition, our articles of incorporation and bylaws contain provisions that have the effect of retaining the control of current management and may discourage any acquisition bids. Such provisions could limit the price that investors might be willing to pay in the future for shares of the common stock. It may also impede the ability of stockholders to replace management should factors warrant such a change.

OUR  FUTURE  SUCCESS  DEPENDS  ON  THE  ACCEPTANCE  OF  OUR  TECHNOLOGY  IN  THE
MARKETPLACE.

     We cannot assure that our competitors and potential competitors will not succeed in developing or marketing technologies and products that will be more accepted in the marketplace or render our technology obsolete or noncompetitive. Most of our competitors and potential competitors have substantially greater capital resources, research and development staffs and facilities than us. Products based on new technologies such as radio frequency or new industry standards may render our existing products obsolete and unmarketable. Over the past two years we have invested minimal capital to maintain and update our technology. Any delay in developing, testing and releasing enhanced or new products could materially adversely affect our business, operating results and financial condition.

OUR LACK OF FORMAL AGREEMENTS WITH SUPPLIERS MAY PREVENT US FROM EFFECTIVELY DISTRIBUTING OUR PRODUCTS AND SERVICES TO THE MARKET.

     The ability to market, sell and operate our products and services depends on the procurement of necessary goods and services. Although we have informal preliminary understandings or agreements with suppliers, these may be difficult to enforce and are subject to termination. We cannot assure that we will achieve and maintain product quality and reliability in the quantities required for commercial operations or within a period that will permit us to introduce our products in a timely fashion. We also cannot assure that we will be able to assemble and manufacture our products at an acceptable cost.

OUR FUTURE RELATIONSHIP WITH SYMBOL TECHNOLOGIES IS DEPENDENT ON OUR SALE OF A MINIMUM NUMBER OF THEIR SCANNERS, WHICH WE PRESENTLY CANNOT FULFILL.

             We procure scanning equipment from Symbol Technologies, particularly the PDF 1000 laser scanner. This is the first laser scanner to read two-dimensional bar code. On May 18, 1999 we entered into an agreement with Symbol whereby we were granted the exclusive right to use the PDF 1000 laser scanners in the United States, Canada, and Europe for personal property identification and recovery purposes. This contract is subject to a minimum annual purchase requirement of 5000 laser scanner units having a purchasing effect of at least $10,000,000. We will likely not meet this requirement and Symbol will be permitted to terminate the contract should it so choose. Should Symbol terminate the agreement, our business may be harmed in two ways:

     (1) we may no longer be capable of securing future orders due to a lack of supply; and
     (2) we may not be able to honor existing service agreements with current customers using the Symbol scanners

OUR FUTURE RELATIONSHIP WITH THE FLORIDA POLICE CHIEFS FOUNDATION DEPENDS ON OUR RESOLUTION OF AN OUTSTANDING CONTRACT ISSUE WITH ANOTHER LAW ENFORCEMENT AGENCY BY MARCH 31, 2000.

     We are presently negotiating an agreement with the Florida Police Chiefs Foundation to collaborate on a statewide bicycle identification program. This agreement will link our products and services to local and regional law enforcement agencies. The relationship with the police chiefs is fundamental to the distribution of our products and services. It may also be useful when attempting to form similar relationship in other jurisdictions.

The agreement is contingent on our resolution of an outstanding contract issue with another law enforcement group by March 31, 2000. Negotiations to resolve the issue have been substantially completed and we expect to meet the deadline. Should we fail to resolve this issue and not enter into the agreement with Foundation, we will lose this opportunity that is expected to produce significant revenue in the future.

BECAUSE OUR PRODUCTS AND SERVICES ARE SUBJECT TO LENGTHY SALES CYCLES, WE MAY LACK THE FINANCIAL RESOURCES TO MAINTAIN OPERATIONS.

             We typically experience long sales cycles that generally vary from three to six months. Because the implementation of our products and services involves significant capital expenditures by the customer, our sales are subject to lengthy approval processes and delays. We often devote significant time and resources to a prospective customer, including costs associated with multiple site visits, product demonstrations, and feasibility studies without any assurance that the prospective customer will decide to purchase our products.

OUR  FUTURE  SUCCESS  IS  DEPENDANT  ON  PATENTS  AND  PROPRIETARY  TECHNOLOGY.

     Our success partly depends on our ability to obtain patent protection for our proposed products and processes, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties. We rely on a combination of trade secret, nondisclosure and other contractual agreements, and technical measures to protect the confidential information, know-how and proprietary rights relating to our personal property identification and recovery system. In addition, we have filed an international patent application pursuant to the Patent Cooperation Treaty for our personal property identification and recovery system. We cannot assure, however, that these will mature into an issued patent or that any patent, trademark or service mark obtained or licensed by us will be held valid and enforceable if asserted by us against another party. In addition, these protections may not preclude third parties from asserting infringement claims against us. The successful assertion of such claims could materially adversely affect our business, operating results and financial condition.

     We do not have any registered trademarks or service marks. Furthermore, we do not have any active trademark or service mark applications pending before the U.S. Patent and Trademark Office or with any other regulatory authorities.

Even if our pending patent is ultimately issued, other parties may hold or receive patents that contain claims covering our technology. Should this occur, it may delay or prevent the sale of our products and services. It may also require licenses resulting in the payment of fees or royalties by us in order to continue operations. We cannot assure that needed or potentially useful licenses will be available to us in the future on acceptable terms. An adverse determination in any litigation with respect to proprietary infringement could subject us to significant liabilities to third parties. In such a case, we may be required to seek licenses from, or pay royalties to, third parties. We could also be prevented from manufacturing, selling or using our proposed products.

WE  WILL  REQUIRE  SIGNIFICANT  FUTURE  CAPITAL IN ORDER TO CONTINUE OPERATIONS.

     We will require additional funds in the amount of $1,000,000 over the next six months to successfully market and operate our business. We estimate needing an additional $700,000 over the following twelve months. Our inability to obtain financing or to raise additional capital when needed on favorable terms could prevent or delay the marketing, sale and operation of our products and services. Insufficient funds may require us to delay, scale back or eliminate some or all of our programs designed to facilitate the commercial introduction of our products and services or prevent such commercial introduction altogether.

                                 USE OF PROCEEDS

     We will not receive any part of the proceeds from the sale of the shares of common stock underlying the bridge financing notes, should they be converted, or the attached repricing warrants, should they be exercised.

The net proceeds from the exercise of the remaining warrants, if called and exercised, are estimated at $1,550,00 at a maximum. We cannot assure that we will call any of these warrants. Further, even if we do call these warrants, we cannot assure that the holders will choose to exercise them.

                                                 AMOUNT    PERCENTAGE
                                              ------------  -------
PROCEEDS:
           Callable warrants                  $ 1,360,000    87.74%
           Purchase warrants                  $   140,000     9.03%
           Sovereign warrants                 $    50,000     3.23%
                                              ------------  -------
TOTAL:                                        $ 1,550,000   100.00%

USE:
           Development, Sales and Marketing
           of New Products and Services       $ 1,000,000    64.52%
           Working Capital                    $   550,000    35.48%
                                              ------------  -------
           TOTAL:                             $ 1,550,000   100.00%

                 DETERMINATION OF CONVERSION AND EXERCISE PRICES

     We have issued, sold, and delivered $1,700,000 in original principal amount of the bridge financing notes, which occurred through three closings. Net proceeds from the offering totaled approximately $1,436,000, which we deposited directly into our operating account. A summary of the principal amount of notes and warrants issued from the three closings and an explanation as to the basic returns on these instruments is given below:

FIRST  CLOSING:
Original  issue  date:  August  18,  1999
Average  market  price  five  days  prior  to  closing:  $0.294

                             PRINCIPAL               WARRANT  SHARES
PURCHASER                     OF NOTE        CALLABLE      PURCHASE  SOVEREIGN
---------------------------  ----------  ----------------  --------  ---------
SovCap Equity Partners, Ltd  $1,000,000  $1,000,000 worth   200,000     50,000
Cumberland House
#27 Cumberland Street
P.O. Box CB-13016
Nassau, New Providence
The Bahamas

SECOND  CLOSING:
Original  issue  date:  October  15,  1999
Average  market  price  five  days  prior  to  closing:  $0.195

                             PRINCIPAL             WARRANT  SHARES
PURCHASER                     OF NOTE      CALLABLE     PURCHASE  SOVEREIGN
----------------------------  --------  --------------  --------  ---------
Correllus International, Ltd  $150,000  $150,000 worth    30,000      7,500
Edificio Marina Marbella 6B
Avenida Severo Ochoa 28
29600 Marbella, Spain

Arab Commerce Bank, Ltd       $150,000  $150,000 worth    30,000      7,500
P.O. Box 309
Grand Cayman
Cayman Islands

Enrico Bonetti                $ 50,000  $ 50,000 worth    10,000      2,500
C/o Cross Finanz
Via S. Tecla, No. 4
20122 Milan, Italy

THIRD  CLOSING:
Original  issue  date:  December  7,  1999
Average  market  price  five  days  prior  to  closing:  $0.140

                                PRINCIPAL           WARRANT  SHARES
PURCHASER                        OF NOTE      CALLABLE     PURCHASE  SOVEREIGN
-------------------------------  --------  --------------  --------  ---------

SovCap Equity Partners, Ltd      $200,000  $200,000 worth    40,000     10,000
Cumberland House
#27 Cumberland Street
P.O. Box CB-13016
Nassau, New Providence
The Bahamas

Correllus International, Ltd     $ 50,000  $ 50,000 worth    10,000      2,500
Edificio Marina Marbella 6B
Avenida Severo Ochoa 28
29600 Marbella, Spain

Frutose - Marketing & Investors  $100,000  $100,000 worth    20,000      5,000
Internacionais LDA
C/o Cross Finanz
Via S. Tecla, No. 4
20122 Milan, Italy

CONVERSION  OF  BRIDGE  FINANCING  NOTES

     The bridge financing notes can be converted into our common stock. Interest on the bridge financing notes is payable at a rate of 8% per annum from the original issue date until the maturity date. The maturity date is one hundred twenty days after the original issue date, at which time interest is payable at the rate of 11% per annum. The notes can be converted at our option up to 180 days after the original issue date. The redemption price of the notes shall be equal to the outstanding principal amount of the note plus accrued and unpaid interest and then increased by the following applicable rates:


           Days  After           Redemption
       Original  Issue  Date       Price
       ---------------------    -----------
         Day    0-Day  90            110.0%
         Day   91-Day  120           112.5%
         Day  121-                   115.0%

The number of shares of common stock issuable in payment of the redemption price on the date of conversion for each closing is equal to the following formula:

CONVERSION SHARES =                       redemption  price
                    ------------------------------------------------------------
                    average market price 5 days prior to the original issue date


     We may issue up to 12,000,000 shares of common stock upon conversion of the notes. For example, assuming the conversion of the notes takes place on March 1, 2000, given the respective original issue dates, average market price at time of issue, and applicable redemption price, the security holders would receive the following amounts of common stock:

Security Holder                                     Shares
--------------------------------------------------  ---------
SovCap Equity Partners, Ltd.                        5,034,871
Correllus International, Ltd.                       1,160,171
Arab Commerce Bank, Ltd.                              793,635
Enrico Bonetti                                        264,545
Frutose - Marketing & Investors Internacionais LDA    733,072
                                          Total:    7,986,295

Should the conversion occur at a later date, more shares may be issued since nterest on the notes continues to accrue through the date of conversion.

REPRICING  WARRANTS

     Each note carries a repricing warrant, which may be exercised after the twenty-first trading day after the date of conversion of the note. The noteholder's ability to exercise the repricing warrant expires ninety days later at a price of $.001 per share. The number of shares of common stock to which the repricing warrant is exercisable for each closing is equal to the following formula:

     REPRICING  SHARES    =     number  of  conversion  shares      *     (x)
                                                                          ---
                                                                          (y)

where:
(x) = (125% of the average market price 5 days prior to the original issue date)
-  (average  market  price  5  days  prior  to  the  date  of  conversion)
(y)  =  average  market  price  5  days  prior  to  the  date  of  conversion

     The number of shares of common stock issuable upon conversion of the repricing warrant for each closing is equal to the following formula:

=  number  of  repricing shares * (average market price 5 days prior to the date
   -----------------------------------------------------------------------------
of  conversion  -  .001)
------------------------
               average  market  price  5  days  prior  to the date of conversion

     We might issue up to 8,000,000 shares of common stock pursuant to the repricing warrants, depending on the price of our shares on the conversion date of the notes. For example, as of February 4, 2000, our stock price was $0.195 per share. Assuming conversion of the notes occurred at $0.195 per share, the security holders would receive the following amounts of common stock from the repricing warrants:

Security Holder                                     Shares
--------------------------------------------------  ---------
SovCap Equity Partners, Ltd.                        3,138,649
Correllus International, Ltd.                         194,339
Arab Commerce Bank, Ltd.                              194,339
Enrico Bonetti                                         64,780
Frutose - Marketing & Investors Internacionais LDA          0
                                          Total:    3,592,106

Should the conversion occur at a lower price than $0.195, more shares will be issued. If the notes are converted at a price below $0.12, we will likely need to register additional shares in order to satisfy our obligation under the repricing warrants.

PURCHASE  WARRANTS

     Each investor received an exercisable purchase warrant at the rate of 20,000 shares of common stock for each $100,000 in principal amount of notes purchased and issued. The expiration date for the purchase warrants is five years following the original issue date for each closing. The exercise price of the purchase warrant shares for each closing is equal to the greater of the following:

     (i)  120% of the closing bid price on the original issue date; or
     (ii) 75% of the average closing bid price for the 5 trading days immediately prior to the date the purchase warrant is exercised

     The number of shares of common stock issuable upon conversion of the purchase warrant for each closing is equal to the following formula:

=  number  of  purchase  warrant  shares    *     (x)
                                                  ---
                              (y)

where:
(x) = (average market price 5 days prior to the date the warrant is exercised) - (exercise price)
(y) = average market price 5 days prior to the date the warrant is exercised

     We may issue up to 340,000 shares of common stock pursuant to the purchase warrants. For example, assuming a call and exercise price of $0.195 per share, our proceeds would be as follows:

Security Holder                                     Shares
--------------------------------------------------  ---------
SovCap Equity Partners, Ltd.                        240,000  $   77,280
Correllus International, Ltd.                        40,000  $    8,700
Arab Commerce Bank, Ltd.                             30,000  $    7,020
Enrico Bonetti                                       10,000  $    2,340
Frutose - Marketing & Investors Internacionais LDA   20,000  $    3,360
                                           Total:   340,000  $   98,700

Should the call and exercise occur at a lower price than $0.195, our proceeds would decrease.

CALLABLE  WARRANTS

     Each investor received an exercisable callable warrant at the rate of $100,000 worth of shares of common stock for each $100,000 in principal amount of notes purchased and issued. The expiration date for the callable warrants is one year following the original issue date for each closing. The exercise price of the callable warrant shares is equal to 80% of the average closing bid price for the five (5) trading days immediately prior to the date the warrant is exercised. We may redeem the callable warrants at the rate of $.001 for each callable warrant share.

     We may issue up to 12,575,000 shares of common stock pursuant to the callable warrants. For example, assuming a call and exercise price of $0.195 per share, the security holders would receive the following amounts of common stock from the purchase warrants:

Security Holder                                     Shares
--------------------------------------------------  ---------
SovCap Equity Partners, Ltd.                        6,153,846  $    960,000
Correllus International, Ltd.                       1,025,641  $    160,000
Arab Commerce Bank, Ltd.                              769,231  $    120,000
Enrico Bonetti                                        256,410  $      40,000
Frutose - Marketing & Investors Internacionais LDA    512,821  $      80,000
                                            Total:  9,166,667  $ 1,360,000

Should the call and exercise occur at a lower price than $0.195, we would need to issue more shares. Our proceeds would remain the same.

SOVEREIGN  WARRANTS

     Sovereign Capital Advisors, LLC served as our exclusive agent in connection with the issuance and sale of the notes. It received a warrant at each closing to purchase a number of shares of common stock equal to 5% of the principal amount of the notes issued at each closing. The expiration date for the Sovereign warrants is three years following the original issue date for each closing. The exercise price of each warrant shall be equal to the greater of the following:

(i)  120% of the closing bid price on the date of each closing; or
(ii) 75% of the average closing bid price for the 5 trading days immediately prior to the date the Sovereign warrant is exercised

     We may issue up to 85,000 shares of common stock pursuant to the Sovereign warrants. For example, assuming a call and exercise price of $0.195 per share, Sovereign would receive 85,000 shares and we would receive $12,431 in proceeds. Should the call and exercise occur at a lower price than $0.195, our proceeds would decrease.

                            SELLING SECURITY HOLDERS

     This prospectus registers the offer and sale of up to 33,000,000 shares of our common stock by SovCap Equity Partners, Ltd., Correllus International, Ltd., Arab Commerce Bank, Ltd., Enrico Bonetti, Frutose - Marketing & Investors
Internacionais LDA, and Sovereign Capital Advisors, LLC. SovCap Equity Partners, Ltd. is affiliated with Sovereign Capital Advisors, LLC, who acted as our exclusive placement agent for the issuance of the bridge financing notes and associated warrants.

     The following table describes the number of securities presently owned by each selling security holder prior to this registration statement:

SOVCAP  EQUITY  PARTNERS,  LTD
-     $1,200,000  in  convertible  bridge  notes with attached repricing warrant
-     $1,200,000  worth  of  shares  in  callable  warrants
-     240,000  shares  in  purchase  warrants
CORRELLUS  INTERNATIONAL,  LTD
-     $200,000  in  convertible  bridge  notes  with  attached repricing warrant
-     $200,000  worth  of  shares  in  callable  warrants
-     40,000  shares  in  purchase  warrants
ARAB  COMMERCE  BANK,  LTD
-     $150,000  in  convertible  bridge  notes  with  attached repricing warrant
-     $150,000  worth  of  shares  in  callable  warrants
-     30,000  shares  in  purchase  warrants
FRUTOSE  -  MARKETING  &  INVESTORS  INTERNACIONAIS  LDA
-     $100,000  in  convertible  bridge  notes  with  attached repricing warrant
-     $100,000  worth  of  shares  in  callable  warrants
-     20,000  shares  in  purchase  warrants
ENRICO  BONNETTI
-     $50,000  in  convertible  bridge  notes  with  attached  repricing warrant
-     $50,000  worth  of  shares  in  callable  warrants
-     10,000  shares  in  purchase  warrants
SOVEREIGN  CAPITAL  ADVISORS,  LLC
-     85,000  shares  in  Sovereign  warrants

                              PLAN OF DISTRIBUTION

     We will not receive any of the proceeds from the sale of the common stock by the selling security holders. We anticipate the selling security holders will offer the shares of common stock for sale either directly or through broker-dealers or underwriters. The broker-dealers or underwriters may act solely as agents or may acquire the shares of common stock as principals. They may receive compensation in the form of usual and customary or specifically negotiated underwriting discounts, concessions or commissions from the selling security holders or the secondary purchasers of the shares of common stock registered in this prospectus for whom they may act as agent.

     The net proceeds to the selling security holders from the sale of common stock will be the purchase price of the common stock sold less the aggregate agents' commissions and underwriters' discounts, if any. The selling security holders and any dealers or agents that participate in the distribution of the common stock may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

     The shares of common stock being offered by the selling security holders will be sold in one or more transactions on the OTC Bulletin Board or on any other market on which our common stock may be trading. The sale price to the public may be the market price prevailing at the time of sale, or a different price negotiated by the selling security holders. The selling security holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares of common stock if they deem the purchase price to be unsatisfactory.

     The selling security holders participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations passed by the SEC. This may limit the timing of purchases and sales of any of the shares of the common stock by the selling security holders. It may also affect the marketability of the shares of common stock.


                                LEGAL PROCEEDINGS

     We are not a party to any material litigation and are not aware of any pending or threatened litigation that could materially adversely affect our business, operating results or financial condition.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


     The following table sets forth certain information with respect to our executive officers and directors as of September 30, 1999:

NAME                     AGE                                  POSITION
-----------------------  ---  ------------------------------------------------------------------------
Bruce I. Lewis            59  Chief Executive Officer and Chairman of the Board of Directors

Jay S. Stulberg           49  President, Chief Operating Officer, Chief Financial Officer and Director

Dr. H. Joseph Greenberg   77  Director

Carl J. Corcoran          62  Director

David G.R. Butler         63  Director

________________________



     BRUCE I. LEWIS has been our Chairman of the Board of Directors and Chief Executive Officer since June 30, 1994, and our President from August 12, 1995 to December 22, 1998. For the period from 1980 through May 1990, Mr. Lewis was President and a director of Albert Berg Limited and its subsidiaries. Its creditors petitioned Albert Berg into bankruptcy in May 1990. From June 1988 to August 1990, he served as the Chief Executive Officer of Cape Breton Chemical Corporation, a start-up PVC flexible stretch wrap manufacturer. From May 1990 through May 1993, Mr. Lewis was also a consultant to various companies in the areas of management and acquisition financing. From May 1993 until its dissolution in February 1998, Mr. Lewis served as the Chief Executive Officer and Chairman of the Board of Directors of Tracker Canada. From November 1997 to December 22, 1998, Mr. Lewis served as interim Chief Financial Officer.

     JAY S. STULBERG has been our President, Chief Operating Officer and Chief Financial Officer, and a director, since December 22, 1998 for the term expiring at the 2001 annual meeting of stockholders. Since February 1998, Mr. Stulberg has been the sole shareholder, director and officer of Global Tracker Corp. Since approximately 1984, Mr. Stulberg has served on the board of directors of two privately held family holding companies. From 1992 to 1994, Mr. Stulberg served as the Controller of Enershare Technology Corp. From 1994 to mid-1996, Mr. Stulberg served as the Group Controller of Algorithmics, Inc.


H. JOSEPH GREENBERG has been a Director since December 22, 1998 for a term expiring at the 2002 annual meeting of stockholders. Dr. Greenberg has engaged in the practice of medicine since his graduation from medical school in 1952.
He  has  been  a  director  of  Genevest,  Inc.  since  1993.


     CARL J. CORCORAN has been a director since December 22, 1998 for a term expiring at the 2000 annual meeting of stockholders. IBM Corporation employed Mr. Corcoran in various capacities from 1951 to 1988, including General Manager of Operations of IBM Japan and President of IBM Canada. Mr. Corcoran is currently an officer and director of several family-held businesses, including Corcair Farms, Ltd., CorProperties, Inc., Cor Source Water Corporation, Corcorvest Corporation and CJC Bottling, Ltd. He is also a director of the Accessible Software Corporation, a publicly traded corporation, and A.A.B. Building Systems, Inc., a private company.

     DAVID G. R. BUTLER has been a director since December 22, 1998 for a term expiring at the 2001 annual meeting of stockholders. Mr. Butler is the chief executive officer and sole shareholder of Holiday Breaks International, Inc., which offers stay-free hotel accommodations to companies as sales and marketing incentives; MF Incentives, Inc., which offers travel coupons as sales incentives for manufacturers' products; and Newfound Communications, Inc., which offers premium incentive promotions. From 1978 until its sale in 1994, Mr. Butler was the sole shareholder and chief executive officer of Marshall Fenn Limited, a public relations and advertising agency. At Marshall Fenn, Mr. Butler established several affiliated enterprises referred to as the Marshall Fenn Group of Companies, including Holiday Breaks International, Inc., MF Incentives, Inc., and Newfound Communications, Inc.

CLASSIFICATION  OF  BOARD  OF  DIRECTORS

     Our certificate of incorporation and bylaws provide that the board of directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible. Currently, those provisions mandate that approximately one-third of the directors will continue to serve until the 2000 annual meeting of stockholders, one-third will continue to serve until the 2001 annual meeting and one-third will continue to serve until the 2002 annual meeting. This classification of the board of directors makes it more difficult for stockholders to change the composition of the board of directors and could discourage a third party from attempting to obtain control.

COMMITTEES  OF  THE  BOARD  OF  DIRECTORS

     The  board  of  directors  currently  has  four  committees:

The Executive Committee comprises of Messrs. Lewis and Stulberg and is responsible for:
     -    supervising our day-to-day operations
     -    strategic planning
     -    recruiting outside directors.

The Audit Committee is comprised of Messrs. Butler and Stulberg and is responsible for:
     -    reviewing and recommending the engagement of our independent auditors
     - consulting with the independent auditors on the adequacy of internal controls
     -    reviewing the auditors' reports on our financial statements

The Ethics Committee is comprised of Mr. Corcoran and Dr. Greenberg and is responsible for:
     -    reviewing corporate policies and procedures
     -    insuring the dissemination of material information to all key managers

The Compensation Committee is comprised of Messrs. Butler and Corcoran and is responsible for:
     -    determining the compensation of our senior officers
     - reviewing recommendations by management as to the compensation of other officers and key personnel
     -    reviewing management's succession program
     -    administer the stock incentive plan

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of the common stock as of November 8, 1999 by:


     - Each person known to us to own beneficially more than 5% of our total voting stock;
     - The Chief Executive Officer and the other executive officers named in the summary compensation table;
     -    Each of our directors; and
     -    All of our directors and officers as a group.

     Except as otherwise indicated below, to our knowledge all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent that authority is shared by spouses under applicable law. The common stock is our only outstanding class of equity securities. As of November 8, 1999, there were approximately 353 record holders of common stock.

                                     Number of    Percentage
                                     Shares of     of Total
Beneficial Owner                   Common Stock    Shares(1)

Bruce I. Lewis                      5,154,589(2)        8.89%
1120 Finch Ave West, Suite 303
North York, Ontario
Canada M3J 3H7

Jay S. Stulberg                     2,000,672(3)        3.43%
1120 Finch Ave West, Suite 303
North York, Ontario
Canada M3J 3H7

H. Joseph Greenberg, M.D.               207,122         0.36%
1120 Finch Ave West, Suite 303
North York, Ontario
Canada M3J 3H7

Executive Officers and Directors      7,362,383        12.70%
as a group, including those
named above (three persons)

(1) Percentage of ownership is based upon 53,988,579 issued and outstanding shares of common stock beneficially owned on November 8, 1999, including currently exercisable warrants to purchase 1,250,000 shares of common stock, currently exercisable options to purchase 40,000 shares of common stock, options to purchase 2,488,578 shares of common stock that become exercisable on January 1, 2000, and currently exercisable options to purchase 200,000 shares reserved under an option issued to Toda Corporation Limited for financial consulting services.
(2) Number of shares includes the option to purchase 1,244,289 shares of common stock that become exercisable on January 1, 2000. Furthermore, Mr. Lewis has pledged 600,000 shares of common stock and the option to purchase an additional 1,244,289 shares of common stock as security to the bridge financing notes.
(3) Number of shares includes the option to purchase 1,244,289 shares of common stock that become exercisable on January 1, 2000. Furthermore, Mr. Stulberg has pledged 250,000 shares of common stock and the option to purchase an additional 1,244,289 shares of common stock as security to the bridge financing notes.

     Upon registration of the common stock described in this prospectus, SovCap Equity Partners, Ltd. will likely become a greater than 5% shareholder in our Company. SovCap presently has a principal balance of $1,200,000 in our convertible bridge notes. Assuming we convert these notes into common stock at a conversion price of $0.195 per share, after conversion of the notes and exercise of the attached repricing warrants, SovCap would own approximately 8,173,520 shares of our common stock. Estimating the total issued and outstanding shares of common stock to be 75,000,000 at that point, SovCap would be a 10.90% shareholder. Under this scenario, our current management would beneficially own approximately 9.82% of the issued and outstanding common stock. Should this occur, SovCap may be in a position to effect a material change in our management. Furthermore, if we decide to call the remaining warrants, SovCap would be an even greater security owner if it decides to exercise them.

                            DESCRIPTION OF SECURITIES

     We are authorized to issue 100,000,000 shares of capital stock, of which 93,400,000 shares are common stock, par value $.001 per share, 100,000 shares are Class B common stock, par value $.00000007 per share, and 6,500,000 shares are undesignated shares of preferred stock, par value $.001 per share. No Class B common stock or preferred stock is issued and outstanding as of November 8, 1999.
COMMON  STOCK

     As of November 8, 1998, there were 53,988,579 shares of common stock outstanding, held of record by approximately 353 stockholders.

     Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. They are entitled to receive such dividends, if any, as may be declared from time to time by the board of directors, subject to any dividend preferences of the preferred stock. Upon our liquidation, dissolution, or winding up, the holders of common stock are entitled to share ratably in all of our assets available for distribution after payment of all liabilities and any liquidation preferences of the preferred stock. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities.

PREFERRED  STOCK

     The board of directors is authorized to issue shares of preferred stock and establish the number of shares to be included in one or more classes or series. It may fix or alter the designations, preferences, or other special rights and qualifications or restrictions of the shares of each class or series. This includes the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, liquidation preferences and the designations of each class or series. The issuance of preferred stock could adversely affect the rights of existing stockholders or could delay or prevent a change in our control without further action by the stockholders. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock and could make the removal of our present management more difficult.

      DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                   LIABILITIES

     We shall indemnify to the fullest extent permitted by the laws of Delaware any person made or threatened to be made, a party to any legal action or proceeding by reason of the fact the individual is or was our director, officer or employee, or served as an agent for any other enterprise at our request. The board of directors shall have the power to indemnify any person, other than a director or officer, made a party to any legal action, suit or proceeding by reason of the fact the individual was our employee.

     Pursuant to our bylaws, we may indemnify and/or purchase indemnity insurance for our directors, officers or other employees. We may also pay and/or advance expenses to our directors, officers and other employees who are eligible for or entitled to such payments or advances. The extent of any such indemnification, payment or advance shall be expressly authorized by the board of directors. Our right to indemnify such persons shall include, but not be limited to, our authority to enter into written agreements for indemnification.

     Subject to the laws of Delaware, our directors shall not be liable to the company or our shareholders for monetary damages for an act or omission in the director's capacity of a director, as long as the director acted in good faith.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue. This excludes any payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding.

Indemnification of officers or persons controlling us for liabilities arising under the Securities Act of 1933 is held to be against public policy by the SEC, and is therefore unenforceable.

                                    BUSINESS

CORPORATE  HISTORY

     We develop, market, sell and operate a personal property marking and monitoring system. Our technology utilizes advanced bar code and laser scanning technology that interfaces with a computer database and scanning network to create an identification system. Our website is located at www.tracker.com.

     Our current business began in July 1994 through a reorganization in which we acquired all of the issued and outstanding voting shares of Tracker Canada in exchange for approximately 90% of our total voting shares as of that date. Our predecessor was incorporated as a Utah corporation in 1986, and changed its state of incorporation to Nevada in 1992 and Delaware in 1994 through change in domicile mergers. Concurrent with the effective date of the reorganization, we changed our fiscal year-end from December 31 to March 31.

BACKGROUND

     Tracker Canada, which originated our line of personal property identification systems, was incorporated in May 1993 and, until February 1998, was our operating subsidiary. Tracker Canada supported the development, marketing and sale of our products and services. Its functions also included personnel recruitment and management, advanced bar code and laser scanning technology research and development, proprietary software development, key supplier relationships, and business and marketing planning.

     Until 1995, the operations of Tracker Canada generated our only source of revenue. During the fiscal year ended March 31, 1996, we introduced a credit card registration service marketed by independent telemarketing firms. Subsequently, cash sales increased from $382,632 for the 1995-96 fiscal year to $7,977,881 for the fiscal year ended March 31, 1997. The increase in cash sales and the corresponding increase in recorded revenues for the 1996-97 fiscal year was due primarily to the increase in sales from our now discontinued credit card registration service.

FTC  LAWSUIT;  BOARD  OF  DIRECTORS  AND  OFFICER  RESIGNATIONS

     In September 1997, the Federal Trade Commission filed a lawsuit against us in Georgia alleging our credit card registration service had violated Section 5 of the Federal Trade Commission Act and the FTC Trade Regulator Telemarketing Sales Rule. The FTC obtained a temporary restraining order halting the further sale of credit card registration services and an injunction freezing our assets. Upon completing an internal investigation, we elected to discontinue credit card registration service operations.

     Following commencement of the lawsuit, four members of our five-member board of directors, including all non-employee, outside directors, tendered their resignations. Subsequently, our Chief Financial Officer resigned as an executive officer, leaving Bruce I. Lewis, the Chief Executive Officer, as our sole director and executive officer.

     We settled the FTC lawsuit on July 28, 1998. The settlement, among other things, permanently barred Mr. Lewis and us from engaging directly or indirectly, in the business of credit card registration or promotion.


     TRACKER  CANADA  BANKRUPTCY;  CESSATION  OF  OPERATIONS

     The FTC lawsuit and the cessation of the credit card registration service had a negative effect on our financial condition and that of Tracker Canada. On January 27, 1998, Tracker Canada declared itself insolvent and a trustee in bankruptcy was appointed to liquidate its assets. The trustee sold the assets of Tracker Canada in February 1998.

GLOBAL  TRACKER

      On February 10, 1998, Global Tracker acquired substantially all of Tracker Canada's assets in an arm's length transaction from the bankruptcy trustee. On July 30, 1998, we entered into a license agreement with Global Tracker. Under the agreement, we have an exclusive worldwide license to commercially exploit the technology formerly owned by Tracker Canada. The license is for a renewable seven-year term and provides for payment of a 12% royalty on gross revenues commencing in the second year of the license.

THE  PRODUCT

     Our technology consists of an identification device and a relational database that, depending upon how it is applied, works in tandem with a scanning network and recovery system.

     Identification  Device
     ----------------------

     The identification device consists of a label displaying a serial number that is resistant to partial destruction or defacement. The label may be attached to an article by adhesive, thermal transfer or laser etching onto metal, plastic or nylon textile. It contains a specially encoded insignia in advanced two-dimensional redundant bar code form, otherwise known as PDF 417 symbology. The PDF 417 symbology permits multiple repetitions of the alphanumeric number within the advanced bar code. Partial destruction or defacement of the insignia does not impair the ability of our laser scanners to read the label and communicate the information to our database.


     Relational  Database
     --------------------

     The relational database is a depository we maintain to index correlating identification information and other data entries to codes identified with the corresponding identification device. Although we make substantial efforts to protect data, avoid human error and ensure system security, privacy and integrity, no system is foolproof. Any material loss of information or security breach could damage our credibility and could materially adversely affect our business, operating results and financial condition.

     Scanning  Network
     -----------------


     We have developed a network consisting of a series of PDF 417-capable scanners. The laser scanner reads the serial number displayed on the identification device and transmits that information to our relational database. Scanners are also utilized with our inventory control and asset management systems. As of September 30, 1999, our scanners were located in 35 police stations and other sites in Canada and 22 sites in the United States, as compared to 39 scanners in Canada and 25 in the United States as of September 30, 1998.

     Recovery  System
     ----------------

After the scanner reads the identification device, it transfers the data via modem to our central database. We can then notify a user of an item's location and arrange for its retrieval. As of September 30, 1999, utilization of our technology has resulted in over 1000 successful recoveries. While these recoveries demonstrate the effectiveness of the system, to date the system has not generated sufficient sales volume.

STRATEGIC  FOCUS

     Prior to Tracker Canada's bankruptcy, our marketing efforts focused primarily on the consumer market for personal property identification and recovery. Although we believe the system has significant commercial potential, the marketing efforts undertaken to date have been met with only limited market acceptance. Initially, we developed a personal property security kit that included 24 possession labels, eight clothing labels and 10 assorted shoe, key, luggage, and pet tags. We packaged the initial purchase as a membership service term and marketed the system indirectly as a value-added service offered by third parties.

     PRESENT  OPERATIONS

     While management conceived other potential applications for our technology, past experience and present financial circumstances dictate a more narrowly focused strategy. Consequently, we recently altered our business plan to divide our operations into two sectors: personal property registration and business asset management.

     Personal  Property  Registration
     --------------------------------

     We still believe that our technology provides an efficient method for tracking inventory and accessing related information. Presently, this type of central registration/identification system is mainly done through local initiatives and no national or regional industry leader exists to date. Given our failure to effectively market our products and services to date, there is a risk that a competitor could enter the market and capture a substantial market share to our detriment.

In May 1997, we entered into an agreement with Schwinn Cycling & Fitness, a United States manufacturer of quality bicycles and accessories. In February 1999, Schwinn placed an additional order for 50,000 Tracker labels to be combined with bicycle locks Schwinn manufactures in Taiwan. Furthermore, in September 1999 we initiated a discussion with Schwinn on an OEM application of identifying bicycle ownership in addition to continuing label sales in bicycle accessory packs.

On July 1, 1998, we signed a two-year agreement with Warrantech Additive, a wholly-owned subsidiary of Warrantech Automotive, to provide personal property identification labels and global recovery services to automobile dealers participating in Warrantech's vehicle service contract business. Through the labels, we provide immediate access to vehicle service information contained in our relational database. Because sales have thus far not met expectations, Warrantech is reviewing and exploring enhancements to the program.

      Business  Asset  Management
      ---------------------------

     We also believe our products and services can provide an efficient method for tracking and managing fixed assets. Manufacturers can use our technology by laser etching or otherwise applying a serial number containing specially coded insignia directly onto or into products during the manufacturing process. Possible applications for this service include computer chips, bicycles, power tools, electronic equipment, cameras and auto parts. We believe that the coded insignia adds value to a product by increasing the likelihood of recovery in the event of loss or theft. We anticipate the manufacturers will absorb the cost of laser etching. However, we currently do not have a contract with any manufacturer to laser etch or otherwise apply coded insignia at the point of manufacture.

We believe our products and services can assist consumer products manufacturers combat long-term warranty fraud. This can be done through identifying the proper owner of the product warranty and then refuse to honor claims to which no obligation exists. The business asset management industry is relatively new and contains hundreds of competitors. Because there is a low cost of entry and basically no market barriers, software providers could achieve significant market share through a predatory pricing strategy.

We recently installed a customized asset tracking management application at Sony Computer Entertainment America. As Sony is an alpha and beta site for this new product, we are continuing to develop the additional functionality that Sony requires. When completed and approved by Sony, it will be designed and incorporated into our new asset management system scheduled for release in February 2000. We plan to present the system to public and private sector clients as a portable solution for asset movement and individual accountability. The asset management system comprises of three components:

     (1)  a desktop multiple document interface application;
     (2)  a portable data collection and audit application; and
     (3) a communication utility that allows for the exchange of data between the desktop and portable device

We have incurred approximately $125,000 in costs to date. These costs are associated with the writing of functional specifications for the applications, the development of desktop applications by third party software developers and the installation and subsequent updates at our alpha and beta site. We estimate the release of the system for sale to the public can provide significant revenue over the next three years.

     MARKETING  AND  DISTRIBUTION

     Our long-term strategy is to introduce applications of our technology in select market niches and establish the system as a dominant brand name. Currently, we are considering an international pet registry lost and found, a key return service, and a bike registration program.

     We hope to establish credibility and confidence in the marketplace through affiliations, alliances, sponsorships, and promotional programs with well recognized, stable and reputable organizations. We are also marketing our products and services to police departments who have a need to inventory and warehouse lost and stolen bicycles. We plan to institute a pilot program with the Florida Police Chiefs Foundation to collaborate on a statewide bicycle identification program. This agreement will link our products and services to local and regional law enforcement agencies and is fundamental to the distribution of our products and services. On July 15, 1999, we agreed in writing to extend the deadline to close this potential agreement. The police chiefs are requiring us to resolve an outstanding contract issue with the International Association of Chiefs of Police. We re actively pursuing a resolution to that issue and expect this impediment removed by March 31, 2000.

     Should the pilot program prove successful, we plan to expand this program to other states and then establish a national program. We are also beginning to establish promotional programs with manufacturers of consumer specialty products that have a high potential for loss. We intend to approach affinity groups such as charities and police benevolent societies to market our labels as promotional incentives. Finally, we are exploring the feasibility of the establishment of an international pet registry marketed through veterinarians, animal shelters and humane societies.


     We presently have no material backlog of orders. We have granted, and may grant in the future, commissions and other payments in connection with the distribution of our products.

INTERNATIONAL  OPERATIONS


     We presently maintain operations in Canada and the United States. International operations are subject to inherent risks, including unexpected changes in regulatory requirements, currency exchange rates, tariffs and other barriers, difficulties in staffing and managing foreign operations, and potentially adverse tax consequences. These factors may have a material impact on our ability to market products and services on an international basis. We do not engage in any hedging contracts because we receive a majority of our cash flow in United States dollars.

KEY  SUPPLIERS

     Our ability to market and sell our products and services depends in part on our ability to procure necessary equipment, supplies and services. These agreements or understandings tend to be informal, may be difficult to enforce, and may be subject to termination. Accordingly, we cannot assure that equipment, supplies or services will be available when needed or on terms favorable to us. Any such unavailability of equipment, supplies or services could prevent or delay the development, marketing, sale, operation and effectiveness of our products.

     We procure scanning equipment from Symbol Technologies. Symbol's PDF 417 is an advanced two-dimensional stacked symbology. In 1992, Symbol introduced the PDF 1000 laser scanner. This is the first laser scanner to read two-dimensional bar code. The PDF 1000 laser scanner is 30 times faster than conventional scanners. It also decodes in a rastering pattern across and down the PDF 417 symbol and reads both two-dimensional and one-dimensional bar codes. It is able to read poorly printed or damaged codes that have been defaced up to 60%. On May 18, 1999, we entered into an agreement with Symbol whereby we were granted the exclusive right to use Symbol's PDF 1000 laser scanners for personal property identification and recovery purposes in Canada, the United States and Europe. This contract is subject to a minimum annual purchase requirement of 5000 laser scanner units having a purchase price effect of at least ten million dollars ($10,000,000). We will likely not meet this requirement. As such, Symbol can terminate the contract if it so chooses. Nevertheless, we are currently working with Symbol on the design and development of a custom mobile registration application using two-dimensional barcodes as well as mobile enhancements to our current asset management system. Symbol is compiling a functional specification on applications identified from our initiated research.

COMPETITION

     We have a large number of competitors with substantially greater financial, technical, marketing, and management resources. The alternative methods used by our competitors presently include: (1) tracking by serial number; (2) tracking by the owner's imprinted name and address; and (3) conventional forms of insurance that reimburse consumers for lost items. As a result, demand and market acceptance for our products and services are subject to a high level of uncertainty. We currently have limited financial, personnel and other resources to undertake the extensive activities necessary to produce and market our products and services. We cannot assure that we will be able to successfully compete with existing or new competitors.

INTELLECTUAL  PROPERTY  PROTECTION  AND  INFRINGEMENT

     We rely on a combination of applicable patent laws, trade secret laws, nondisclosure and other contractual agreements, and technical measures to protect the confidential information, know-how and proprietary rights relating to our personal property identification and recovery system. In addition, we have filed an international patent application pursuant to the Patent Cooperation Treaty for our personal property identification and recovery system. However, these protections may not preclude competitors from developing a personal property identification and recovery system that is competitive with our system. We do not believe that our products and other confidential and proprietary rights infringe upon the proprietary rights of third parties. However, we cannot assure that third parties will not assert infringement claims against us in the future. The successful assertion of such claims could materially adversely affect our business, operating results and financial condition.

     We have no registered trademarks or service marks. Furthermore, we do not have any active trademark or service mark applications pending with the U.S. Patent and Trademark Office or with other regulatory authorities.

EMPLOYEES

     As of October 31, 1999, through contractual arrangements with Global Tracker, we employ a total of 14 persons, including two in management, two in administration and accounting, five in operations, including two part-time, three in sales and marketing and two in information systems, one of which is part-time. Our future success will depend in large part on our ability to attract, train and retain highly skilled and qualified personnel.


     None of our employees are represented by a labor union. We have experienced no work stoppages, and we believe that the relationship with our employees is excellent.

GOVERNMENTAL  REGULATIONS

     We are not subject to any governmental regulations other than those applicable to businesses generally. Although we believe we are in compliance with all currently applicable regulations, additional regulations could be enacted in the future that could materially adversely affect our business, operating results and financial condition. We are not currently affected or bear any costs associated with federal, state or local environmental laws.

REPORTS  TO  SECURITY  HOLDERS


     We have filed with the SEC a registration statement under the Securities Exchange Act of 1933 with respect to the securities offered herein. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. We will provide at no charge to any person upon written or oral request a copy of any such information. Requests should be directed to Bruce I. Lewis, 1120 Finch Avenue West, Suite 303, North York, Ontario Canada M3J 3H7.

     We are required to file reports with the SEC. These reports include: (1) an annual report on Form 10-K containing financial information examined and reported upon by our certified public accountants; (2) quarterly reports on Form 10-Q containing unaudited financial statements for each of the first three quarters of the fiscal year; and (3) additional information on Form 8-K concerning our business and operations deemed appropriate by our board of directors

     You may read and copy any materials we file with the SEC by visiting the public reference room located at 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the Commission at 1-800-SEC-0330. Since we are an electronic filer, you may also receive information about us through the SEC's internet website that contains reports, proxy and information statements, and other information at http://www.sec.gov.
                 ------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

GENERAL

     We have been in the development stage since formation. We primarily market, sell and operate a personal property marking and monitoring system. Our system utilizes advanced bar code and laser scanning technology to create an identification device that interfaces with a computer database and scanning network.

We have not generated any significant revenue since we cancelled our credit card registration program in September 1997. Our ability to generate revenue from operations and achieve profitability is largely dependent on the successful commercialization of our products and services. This has not happened to date. In order to achieve success, we will require significant additional financing to penetrate new markets for our products and services. For these reasons, in its most recent report our independent auditor has expressed substantial doubt that we can continue as a going concern.

     We believe the societal trend towards using the internet for purchasing goods and services will have a positive effect on our future financial results through enhanced sales and a reduction in costs. We are currently upgrading our website to enable e-commerce applications for the sale of our products and services. The website will also enable existing customers to upgrade our applications. We hope to reduce costs through the introduction of web-based activation of our tags and labels by end users and resellers. Currently, the tags and labels must be activated by either mail or telephone.

     We are presently focusing our resources on the research and development of our products and services rather than sales. The associated costs may have a detrimental effect on our short-term financial results and cash flow. However, these costs are necessary to our becoming commercially viable.

     Given our focus on development rather than sales, we have no source of current income. Although our agreements with Schwinn, Warrantech and Sony may prove fruitful in the future, we are not currently generating any income from them. Similarly, we are not generating any income from the Florida Police Chiefs. In order to complete the agreement with the Florida Police Chiefs, we need to resolve an outstanding contract issue with the International Association of Chiefs of Police no later than March 31, 2000. Furthermore, our future success is largely dependent on the retention of Symbol Technologies as our supplier of portable bar-code scanning equipment. Because we have not satisfied Symbol's minimum annual purchase requirements to date, we cannot guarantee Symbol will support our sales effort in accordance with our agreement.

OVERVIEW

TREATMENT  OF  DISCONTINUED  OPERATIONS

     Our  profit  and loss from discontinued operations appears as a single line item in our statement of operations as required by generally accepted accounting principals. The balance of deferred revenue and expenses from our discontinued operations appearing on our balance sheet will be written off over the next two years and will continue to appear as a single line item on our statement of operations. Their impact on our overall financial performance is not material to our present and future financial performance. As such, we limit our discussion in this section to only continuing operations.

REVENUES

     Since the discontinuation of the credit card registration program in September 1997 our only source of revenue has been from our personal property registration program and our nascent business information systems program. We have generated minimal sales to date. The revenue reported on our financial statements is mainly derived from the sale of our personal property registration kits through a variety of retail outlets and corporate affinity programs.

COST  OF  SALES

     The costs of sales primarily consists of costs associated with the construction and packaging of the personal property registration kits.

OPERATIONAL

     Operational costs contain wages paid to staff employees to maintain call centers servicing our current customer base. This includes subscribers to our personal property registration kit as well as residual clients from our discontinued credit card registration program.

INFORMATION  SYSTEMS

     The costs associated with information systems primarily relate to our efforts to maintain and update our operational systems to be year 2000 compliant.

SALES  AND  MARKETING

     We sell our personal property registration kit primarily through our direct sales forces. Selling and marketing expenses consist mostly of personnel costs, travel and promotional events such as trade shows, advertising and public relations programs.

GENERAL  AND  ADMINISTRATIVE

     General and administrative expenses include executive compensation, legal and accounting fees, and administrative costs associated with our facilities.

RESULTS  OF  OPERATIONS

SIX MONTHS ENDED SEPTEMBER 30, 1999 COMPARED TO SIX MONTHS ENDED SEPTEMBER 30, 1998

     REVENUES. Revenues from our personal property registration kits decreased by 41% to $54,885 for the six months ended September 30, 1999 compared to $93,513 for the six months ended September 30, 1998. The decrease in revenues was primarily due to our shift in emphasis from sales of personal property registration kits to the development of new products and services.

     COSTS OF SALES. Costs of sales decreased by 89% to $5,461 for the six months ended September 30, 1999 compared to $51,423 for the six months ended September 30, 1998. The decrease occurred because the majority of our sales for the 1999 period primarily related to software for business information solutions. The construction and packaging costs for software sales are significantly less than the personal property registration kits.

     OPERATIONAL. Operational costs increased by 15% to $125,576 for the six months ended September 30, 1999 compared to $108,454 for the six months ended September 30, 1998. This slight increase reflects our efforts to build an infrastructure to support our development and roll out of new products and services.

     INFORMATION SYSTEMS. Information systems costs increased by 414% to $44,356 for the six months ended September 30, 1999 compared to $10,712 for the six months ended September 30, 1998. The increase resulted from the continuing necessity to have our computer systems year 2000 compliant.

SALES AND MARKETING. Sales and marketing expenses increased by 37% to $81,538 for the six months ended September 30, 1999 compared to $59,719 for the six months ended September 30, 1998. This increase in sales and marketing expenses reflects the increase in costs associated with the development of new marketing ideas. Until we find a significant market niche for our products and services, we expect these expenses to continue to grow if our cash flow allows it.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses increased by 79% to $170,254 for the six months ended September 30, 1999 compared to $134,768 for the six months ended September 30, 1998. The increase in general and administrative expenses primarily resulted from the necessity to build an infrastructure to support our development of new products and services.

FISCAL  YEAR  ENDED  MARCH 31, 1999 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1998

     REVENUES. Revenues from our personal property registration kits increased by 246% to $126,875 for the year ended March 31, 1999 compared to $51,551 for the year ended March 31, 1998. The increase in revenues was primarily due to our exclusive reliance on the sales of personal property registration kits for income after we discontinued the credit card registration program in September 1997.

     COSTS OF SALES. Costs of sales increased by 347% to $71,630 for the year ended March 31, 1999 compared to $20,660 for the year ended March 31, 1998. This increase is commensurate with the increase in revenues between the two years from the sale of personal property registration kits.

     OPERATIONAL. Operational costs increased by 603% to $323,560 for the year ended March 31, 1999 compared to $53,647 for the year ended March 31, 1998. This increase reflects our efforts to build an infrastructure to support our development and roll out of new products and services.

     INFORMATION SYSTEMS. Informational systems costs increased by 70% to $45,181 for the year ended March 31, 1999 compared to $26,613 for the year ended March 31, 1998. This increase primarily resulted from our efforts to have our computer systems year 2000 compliant.

     SALES AND MARKETING. Sales and marketing expenses increased by 1,597% to $126,601 for the year ended March 31, 1999 compared to $7,928 for the year ended March 31, 1998. This increase in sales and marketing expenses reflects the increase in costs associated with the refocus of our business plan to the development of new marketing ideas to roll out new products and services.

     GENERAL AND ADMINISTRATIVE. General and administrative expenses increased by 621% to $590,881 for the year ended March 31, 1999 compared to $95,221 for the year ended March 31, 1998. The increase in general and administrative expenses primarily resulted from our efforts to rebuild our core staff and focus on the development of new products and services.

LIQUIDITY  AND  CAPITAL  RESOURCES

     From our inception, we have primarily financed our operations through funds generated from the sale of capital stock, notes and debentures. Our losses since inception total approximately $17,711,534 as of September 30, 1999. Since August 1999, we have received approximately $1,400,000 in venture capital funding from off shore investors through the issuance of convertible bridge financing notes and associated warrants. We have used these funds primarily to fund the development of our new products and services. We plan to immediately convert these notes into common stock upon the registration of the underlying common stock to the notes and warrants. Thereafter, we may call, and the security holders may exercise, the outstanding warrants. We estimate that we could receive up to an additional $1,500,000 through the exercise of the warrants over the next twelve months.

     As of March 31, 1999, we are in default under the terms of our convertible debentures in the principal amount of $475,790 plus accrued interest at 15% per annum. Based on preliminary negotiations, we believe that some of the debenture holders are still inclined to convert the outstanding debt into common stock. We estimate the balance will be retired over the next twenty-four months.

     We are in default under a three-year real property lease that commenced on May 15, 1997. The lease requires an annual payment of $41,772. Because the landlord retained all of our office equipment after we vacated the premises, we believe that any possible remaining indebtedness is not material. We are also in default on our agreement with the International Association of Chiefs of Police in the amount of $120,000. We plan to retire this debt no later than March 31, 2000.

     Our operating activities have used cash in each of the last two fiscal years. Cash used in operating activities totaled $795,745 and $505,244 for the years ended March 31, 1999 and 1998, respectively. This resulted from net losses of $751,754 and $90,467 for the years ended March 31, 1999 and 1998, respectively.

     Cash used in investing activities was $NIL and $838,076 for the years ended March 31, 1999 and 1998, respectively. The cash used in investing activities for the year ended March 31, 1998 was primarily used to purchase computer systems and software for internal development used to support our credit card registration program. It was also used to purchase furniture and equipment to accommodate our sales force.

     Cash provided by financing activities amounted to $795,745 and $(137,138) for the year ended March 31, 1999 and 1998, respectively. During the year ended March 31, 1999, we received $795,745 from the sale of common stock. During the year ended March 31, 1998, we received $30,000 from the sale of common stock. During that year, we also repaid $167,138 to our outstanding debenture holders and convertible subordinated debenture holders.

     Our current cash projections indicate that our short-term annual funding requirements will be approximately $1.5 million for the next twelve months. We anticipate that future cash sales and equity or debt financing will cover our long-term cash needs, but this might not occur. No assurance can be given that the necessary funding will be available to us when needed, in sufficient amounts, on acceptable terms, or at all. Any failure to receive sufficient funding could affect our ability to continue as a going concern.


INFLATION;  SEASONABLITY

     While inflation has not had a material impact on operating results and we do not expect inflation to have a material impact on operating results, we cannot assure that our business will not be affected by inflation in the future. While our business to date has not been seasonal and we do not expect that our business will be seasonal in the future, we cannot assure that our business, on a consolidated basis, will not be seasonal in the future.


YEAR  2000  COMPLIANCE

     We use various packaged software applications as tools in running our accounting operations, database management and general business functions. We use certain proprietary software programs as tools to run our technology and have assessed the impact of year 2000 issues on all software and hardware. We determined that all existing hardware equipment is year 2000 compliant, except for certain equipment that we plan to retire. We implemented software vender upgrades and modifications to ensure that our accounting operations, database management and general business systems remain functional with the year 2000. Our proprietary software programs were developed on year 2000 compliant platforms and we are not dependent on computer systems of any significant customers, vendors or other third parties in the course of normal business.

   We  did  not  experience  any  disruptions  due  to  year  2000  problems.

New Accounting Pronouncements

     In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. This requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. Adoption is not expected to have a material effect on our consolidated financial statements since our policies are substantially in compliance with this pronouncement.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, Reporting on the Costs of Start-Up Activities. This requires costs of start-up activities and organization costs to be expensed as incurred. Adoption is not expected to have a material effect on our consolidated financial statements.

     In June 1998, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. This is effective for fiscal years beginning after June 15, 1999 and requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income. This depends on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. We do not expect this standard to have a material impact on our consolidated financial statements since we do not currently hold any derivative instruments.

                             DESCRIPTION OF PROPERTY

     We currently occupy approximately 3,700 square feet of office premises leased by Global Tracker for us on a month-to-month basis at a rate of $5,000 per month. Under the sublease, we may withhold rent payments to Global Tracker for the lesser of up to six consecutive months or such earlier date as the parties may terminate the sublease. Lease payments due and unpaid accrue at the rate of 10% per annum. We do not anticipate any difficulty in securing adequate new space in the event Global Tracker terminates the sublease. We believe that suitable additional space will be available as needed if future expansion is required.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS  WITH  MANAGEMENT

     We have entered into employment agreements containing severance arrangements with certain executive officers. These agreements provide for compensation payments under certain circumstances to each officer through the remainder of the term of the agreements. Our certificate of incorporation and bylaws provide for indemnification of all directors and officers. In addition, each director nominee, when elected, will enter into separate indemnification agreements with us.

     We have agreed with certain state regulatory authorities that so long as our securities are registered in such states, we will not make loans to our officers, directors, employees, or principal stockholders. This does not include loans made in the ordinary course of business, such as travel advances, expense account advances, relocation advances, or reasonable salary advances.

     Furthermore, all future transactions with our executive officers, directors, employees, 5% stockholders and affiliates will be subject to the approval of a majority of the independent, disinterested members of the board of directors. Such future transactions must be for bona fide business purposes on terms that are no less favorable to us than those that could be negotiated with unaffiliated parties.

GLOBAL  TRACKER

     In February 1998, Global Tracker acquired substantially all of the assets of Tracker Canada in a bankruptcy proceeding. Jay S. Stulberg, our Chief Financial Officer and Director, is the sole shareholder, officer and Director of Global Tracker. Following the bankruptcy proceeding, Global Tracker made the assets formerly owned by Tracker Canada available to us in order to permit us to carry on Tracker Canada's business. Under a license agreement with Global Tracker, we will pay Global Tracker a 12% gross royalty on our sales.

                            MARKET FOR COMMON EQUITY

     Our common stock is traded in the over-the-counter market on the OTC Bulletin Board under the symbol "TRKR." Quotations for our common stock were first listed on May 5, 1993. The market for our common stock must be characterized as extremely limited due to the low trading volume and the small number of brokerage firms acting as market makers. Additionally, stocks traded on the OTC Bulletin Board generally have limited brokerage and news coverage. Thus, the market price of the common stock may not reflect our true value. As a result, you may find it difficult to dispose of, or to obtain accurate quotations as to the value of, the common stock. We cannot assure that the over-the-counter market for our securities will continue, that a more active market will develop, or that the prices in any such market will be maintained at their current levels or otherwise.

     The following table sets forth, for the periods indicated, the high and low bid quotations for our common stock as reported by the National Quotation Bureau or Bloomberg. These quotations reflect inter-dealer prices, without adjustments for retail markups, markdowns or commissions, and do not represent actual transactions.


Quarter Ended        High      Low
------------------  -------  -------
June 30, 1997       $0.1415  $0.0625
September 30, 1997  $0.3700  $0.1300
December 31, 1997   $0.2100  $0.0450
March 31, 1998      $0.0725  $0.0130
June 30, 1998       $0.1150  $0.0150
September 30, 1998  $  0.09  $ 0.075
December 31, 1998   $  0.11  $  0.05
March 31, 1999      $0.1775  $0.0725
June 30, 1999       $  0.35  $  0.10
September 30, 1999  $  0.40  $  0.18


     On September 30, 1999, the high and low bid quotations for our common stock on the OTC Bulletin Board were $0.185 and $0.175, respectively. As of September 30, 1999, there were 53,988,579 shares of common stock outstanding held by approximately 355 holders of record, including broker-dealers and clearing corporations holding common shares on behalf of their customers.

     We have never paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. Future earnings, if any, will be retained to fund the development and growth of our business.

                             EXECUTIVE COMPENSATION

COMPENSATION  OF  NAMED  EXECUTIVE  OFFICERS

     The following table provides certain information concerning the compensation earned by our Chief Executive Officer and other then-executive officers who received compensation in excess of $100,000 for services rendered in all capacities to us for the most recent three fiscal years.


                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term Compensation
                                                                            ------------------------------------
                                                    Annual Compensation              Awards             Payouts
                                                 -------------------------  --------------------------  --------
                                                                            Restricted    Securities
                                                                               Stock      Under-Lying     LTIP      All Other
Name and then-                          Fiscal    Salary   Bonus    Other    Award(s)    Options/SARs   Payouts   Compensation
Principal Position                       Year      ($)      ($)    ($)(1)       ($)           (#)         ($)          ($)
                                        -------  --------  ------  -------  -----------  -------------  --------  -------------
BRUCE I. LEWIS, CEO                     1999(2)         0               0       175,000      2,488,578
                                        -------  --------          -------  -----------  -------------
                                          1998     43,750          10,000       131,250
                                        -------  --------          -------  -----------
                                          1997    175,000          10,000
                                        -------  --------          -------
JAY S. STULBERG, President, COO  & CFO
                                        1999(2)    40,000                        85,000      2,488,578
                                        -------  --------                   -----------  -------------
MARK J. GERTZBEIN, CFO & Executive VP
                                          1998    175,000          10,000
                                        -------  --------          -------

(1)     Automobile  allowance
(2)     Estimated


                                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                  Potential Realizable Value At   Alternative to
                                                                  Assumed Annual Rates of Stock     (f) and (g)
                                                                  Price Appreciation For Option     Grant Date
                          INDIVIDUAL GRANTS                                   Term                     Value
---------------------------------------------------------------  -------------------------------  ---------------
                                    Percent Of
                     Number of         Total
                     Securities      Options/
                     Underlying    SARs Granted    Exercise of                                      Grant Date
                    Option/SARs    To Employees     Base Price   Expiration                        Present Value
Name                Granted (#)   In Fiscal Year      ($/Sh)        Date       5% ($)   10% ($)          $
(a)                     (b)             (c)            (d)           (e)        (f)       (g)           (h)
------------------  ------------  ---------------  ------------  -----------  --------  --------  ---------------
Bruce I. Lewis(1)   2,488,578(3)            46.3%          .075         2003    51,566    62,909
                    ------------  ---------------  ------------  -----------  --------  --------  ---------------

Jay S. Stulberg(2)  2,488,578(3)            46.3%          .075         2008   117,379   131,856
------------------  ------------  ---------------  ------------  -----------  --------  --------  ---------------

     (1) Incentive stock option granted for a five-year term exercisable sequentially in two annual installments beginning January 2000, and fully vesting beginning January 2001.
     (2) Incentive stock option granted for a ten-year term exercisable sequentially in two annual installments beginning January 2000, and fully vesting beginning January 2001.
     (3) Mr. Lewis and Mr. Stulberg have each pledged their option rights to purchase an additional 1,244,289 shares of Common Stock as security to the Series 1 Bridge Notes.



COMPENSATION  OF  DIRECTORS


     Non-employee directors are paid $500 for attendance at each meeting of the board of directors or a committee meeting and an annual retainer of $10,000. In addition, non-employee directors are eligible to receive options to purchase shares of our common stock.


EMPLOYMENT  CONTRACTS,  TERMINATION  OF  EMPLOYMENT  AND  CHANGE  OF  CONTROL

     BRUCE  LEWIS

     On December 18, 1998, we entered into an employment agreement with Mr. Lewis, pursuant to which Mr. Lewis serves as our Chief Executive Officer. The agreement provides for an annual base salary of $175,000, with increases of $37,500 each year based upon certain performance criteria beginning April 1, 2000, a maximum automobile allowance of $10,000 and eligibility for discretionary bonuses.

     The initial term for Mr. Lewis' agreement is three years with one-year renewal terms thereafter, and provides for the payment of a relocation allowance equal to the lesser of the actual relocation expenses or $25,000 per each occurrence. The agreement provides that Mr. Lewis is entitled to participate in any stock option, stock purchase, annual bonus, pension, profit sharing, life insurance and medical benefit plans and such other fringe benefits that may be applicable to our senior executive employees.


     If Mr. Lewis' employment is terminated for cause or if he terminates for any reason, he will be entitled to compensation through the date of termination. If, prior to a change of control, employment is terminated due to his death or disability, by us other than for cause or by him for good reason, he is entitled to receive all compensation through the date of termination. He also receives the continuation of base salary for the greater of one year or the remainder of the term of the agreement. In addition, we will maintain for 12 months, or through the date he obtains alternative employment, whichever is earlier, his participation in our employee benefit plans in which he was eligible to participate immediately before termination to the extent permissible under such plans. He will also have the right to exercise all vested stock options outstanding at the termination date in accordance with the plans governing those options. We will use our best efforts to remove the restrictions from any restricted stock held by him at termination. If his employment is terminated after a change of control, either by the executive for good reason or by us without cause, he will receive all the benefits he would have received for such a termination prior to a change of control. All unvested stock options held by him shall become immediately fully vested. Payments made in conjunction with a change of control are limited to an amount that will not result in either a loss of our income tax deduction under Internal Revenue Code.


     JAY  STULBERG

     On December 18, 1998, we entered into an employment agreement with Mr. Stulberg, pursuant to which Mr. Stulberg serves as our President, Chief
Operating Officer and Chief Financial Officer and Secretary. The agreement provides for an annual base salary of $125,000, with increases of $37,500 each year based upon certain performance criteria beginning April 1, 2000, a maximum automobile allowance of $10,000 and eligibility for discretionary bonuses.

     The initial term of Mr. Stulberg's agreement is three years with one-year renewal terms thereafter, and provides for the payment of a relocation allowance equal to the lesser of the actual relocation expenses or $25,000 per each occurrence. The agreement provides that Mr. Stulberg is entitled to participate in any stock option, stock purchase, annual bonus, pension, profit sharing, life insurance and medical benefit plans and such other fringe benefits that may be applicable to our senior executive employees.


     If Mr. Stulberg's employment is terminated for cause or if he terminates for any reason, he will be entitled to compensation through the date of termination. If, prior to a change of control, employment is terminated due to his death or disability, by us other than for cause or by him for good reason, he is entitled to receive all compensation through the date of termination. He also receives the continuation of base salary for the greater of one year or the remainder of the term of the agreement. In addition, we will maintain for 12 months, or through the date he obtains alternative employment, whichever is earlier, his participation in our employee benefit plans in which he was eligible to participate immediately before termination to the extent permissible under such plans. He will also have the right to exercise all vested stock options outstanding at the termination date in accordance with the plans governing those options. We will use our best efforts to remove the restrictions from any restricted stock held by him at termination. If his employment is terminated after a change of control, either by the executive for good reason or by us without cause, he will receive all the benefits he would have received for such a termination prior to a change of control. All unvested stock options held by him shall become immediately fully vested. Payments made in conjunction with a change of control are limited to an amount that will not result in either a loss of our income tax deduction under Internal Revenue Code.

STOCK  INCENTIVE  PLAN

     GENERAL. On June 30, 1994, the shareholders approved the 1994 Stock Incentive Plan and on November 1, 1995, August 22, 1997, and August 27, 1999 the shareholders approved certain amendments. The stock incentive plan is intended to attract, retain and motivate officers, other key employees, non-employee directors and consultants. It is also intended to provide people with incentives and rewards for superior performance more directly linked to our profitability and increases in stockholder value. Individuals are selected for participation in the stock incentive plan by the compensation committee within the board of directors. An aggregate of 10,000,000 shares of common stock are reserved for issuance under the plan. It is subject to adjustment in the event of a stock split, stock dividend or other change in the common stock or capital structure. We anticipate no more than twelve people may receive grants under the plan, with no more than three non-employee directors involved. Unexercised options that expire may again be issued under the plan subject to limitations. The committee administers the plan and has the exclusive power to determine whether to grant an award. It also determines the terms and conditions of any grant of stock options, stock appreciation rights, performance shares, performance units, restricted shares or deferred shares to participants. It resolves all questions relating to the administration of the plan. Members of the committee are not eligible to receive grants or awards under the plan other than the automatic grants to non-employee directors.

     STOCK OPTIONS. Under the stock incentive plan, the committee may grant options to purchase shares of common stock. This includes options qualifying as incentive stock options under the Internal Revenue Code to employees as additional compensation. Options may be granted prior to termination of the plan. This will occur on the earlier of June 29, 2004 or the date on which all awards available for issuance in the last year of the plan have been issued or canceled. Options granted are subject to adjustment in the event of a stock split, stock dividend or other change in the common stock or our capital structure.

     Options  are  exercisable  over such period as determined by the committee.
However, no incentive stock option may be exercised after ten years from the date of grant. The term of options granted to holders of ten percent or more of our combined voting power shall not exceed five years from the date of grant. Options may be exercisable in installments as determined by the committee and are evidenced by option agreements. No option may be transferred other than by will or by the laws of descent and distribution. Options generally cannot be exercised after the termination of service. However, under certain circumstances the committee may consent to such termination of service or due to retirement, disability or death. In this event, the committee may take any action it deems equitable or in our best interests. The purchase price of common stock subject to an incentive stock option cannot be less than 100% of the fair market value of such common stock on the date of grant. The purchase price of common stock subject to a nonqualified option may be less than, equal to or greater than the fair market value of such common stock on the date of grant. However, if any individual to whom an incentive stock option is granted is the owner of stock possessing 10% or more of the total combined voting power of all classes of our stock, then the purchase price per share shall not be less than 110% of the fair market value of such common stock on the date of grant. The option price may be due upon exercise of the option. It may be paid in cash, check, shares of common stock or other consideration acceptable to the committee. It may also be deferred through a sale and remittance procedure with a brokerage firm designated by us. Grants can provide for reload option rights upon the exercise of options. However, the term of any such reload option will not extend beyond the term of the option originally exercised. During the fiscal year ended March 31, 1999, options for 5,377,157 shares, vesting over a three-year period, were granted at fair market value.

     APPRECIATION RIGHTS. The committee may also grant appreciation rights in tandem with an option or freestanding and unrelated to an option. An appreciation right entitles the participant to receive an amount payable in cash and/or shares of common stock equal to the positive difference between the fair market value of a share of common stock on the date of exercise and the appreciation right grant price. This is subject to any ceiling that may be imposed by the committee. The committee may specify that a grant of an appreciation right:

     (1)  is  subject  to  a  waiting  period  before  becoming  exercisable;
     (2)  may be exercised within specified periods of time; or
     (3)  may be exercised only upon the occurrence of certain events

Additionally, with respect to a tandem appreciation right, the committee may provide that such right may be exercised only when the related option is exercisable and the per share market value of our common stock on the date of exercise exceeds the exercise price of the related option.

     PERFORMANCE SHARES AND PERFORMANCE UNITS. Performance shares and performance units entitle the participant to receive cash and/or shares of common stock based upon the degree of achievement of pre-established management objectives over a performance period determined by the committee. The committee may adjust the management objectives and the related minimum acceptable level of achievement after the date of grant. This may be necessary to avoid distortion that would otherwise result from events not related to performance occurring after the date of grant. The committee may fix management objectives on the basis of any criteria it so chooses. The committee has sole discretion to determine the following:

     -    the participants eligible for performance shares or performance units;
     -    the duration of each performance period;
     -    the value of each performance unit; and
     - the number of shares or units earned on the basis of our performance relative to the established objectives

At the end of the performance period, the committee will determine the number of performance shares and the number of performance units that have been earned on the basis of performance in relation to the objectives. Generally, a participant must be an employee at the end of the performance period to receive the performance shares or units. However, if the participant dies, retires, becomes disabled or ceases to be an employee prior to the end of the period with the committee's consent, the committee may take any action it deems equitable or in our best interests.

     RESTRICTED STOCK. A grant of restricted stock consists of a specified number of shares of common stock that is awarded in amounts determined by the committee and subject to forfeiture under such conditions and at such times as the committee may determine. An employee who has been awarded restricted shares may vote and receive dividends on restricted shares. However, he may not sell, assign, transfer, pledge or otherwise encumber restricted shares during the restricted period. If a participant's employment ceases prior to the end of the restricted period either with our consent or upon the occurrence of his death, disability or retirement, the restrictions may lapse with respect to some portion or all of the restricted stock. If a participant's employment terminates prior to the end of the restricted period for any other reason, the participant's entire restricted shares and restricted units are forfeited. Grants may be without additional consideration or in consideration of a payment by the participant that is less than the fair market value of the restricted stock on the grant date.

     DEFERRED SHARES. The committee may grant deferred shares to participants under the stock incentive plan. Each grant or sale of deferred shares will be subject to the fulfillment of conditions and a deferral period specified by the committee. During the deferral period, the participant will have no right to transfer the award, no right of ownership in the deferred shares, and no right to vote the deferred shares. However, the committee may authorize payment of dividend equivalents on the deferred shares in cash or our shares of common stock on a current, deferred or contingent basis. The participant may make without additional consideration or in consideration of payment grants that are less than the fair market value on the grant date.

     STOCK OPTIONS FOR NON-EMPLOYEE DIRECTORS. Under the stock incentive plan as originally adopted, each non-employee director elected or appointed on or after the effective date of the plan was automatically granted an option to purchase 10,000 shares of common stock upon election. The price per share to be paid at the time such option is exercised by a non-employee director is 100% of the fair market value of the common stock on the date of the grant of the option. The plan provides that options granted to non-employee directors have a maximum term of ten years. They are exercisable ratably in annual installments over three years. The option price is due upon exercise of the option. It may be paid in cash, check, shares of common stock or other consideration acceptable to the committee. It may also be deferred through a sale and remittance procedure with a brokerage firm designated by us. All options granted to a non-employee director who die or becomes disabled while serving as a director will become immediately and fully exercisable at the time of such termination of service as a director. Furthermore, all of his options may be exercised within twelve months after such cessation of service. If a former non-employee director should die within six months after cessation of board service, the personal representative of such former director's estate may exercise those vested options at the time of death for a twelve-month period following his death. If a non-employee director's service terminates for any reason other than those stated above, the options that are not then exercisable will be canceled. Any options that are then exercisable may be exercised at any time within six months after the date of such termination. All options granted to non-employee directors vest immediately upon a change of control. The portion of the plan applicable to non-employee directors is designed to be self-executing.

     The amendments to the stock incentive plan approved by the stockholders on November 1, 1995 provide for automatic stock option grants for 10,000 shares each year to eligible directors. This automatic option grant program would be limited to those persons who serve as non-employee members of the board and who do not beneficially own, directly or indirectly, or represent any stockholder that beneficially owns, directly or indirectly, more than 5% of our outstanding common stock. Each individual who first becomes an eligible director after the date of approval of the amendment to the plan by the stockholders would automatically be granted a nonqualified option to purchase 10,000 shares of common stock. On every anniversary of initial election or appointment, each person who is at that time serving as an eligible director would automatically be granted a nonqualified option to purchase 10,000 shares of common stock. There would be no limit on the number of automatic option grants that any one eligible director may receive. In addition to the amendment to the automatic grant provisions, the amendments to the plan provide that the exercise price of options granted pursuant to such automatic grants would be reduced to a price 25% below the average trading price of our common stock for the 30 days immediately prior to the grant date. On December 22, 1998, options were granted to our three outside directors.

     CHANGE OF CONTROL; CORPORATE TRANSACTIONS. The committee has the discretion to accelerate benefits under the stock incentive plan in the event of a change of control or a corporate transaction.

     Under the stock incentive plan, a change of control is a change in ownership or control of us effected through either of the following transactions:

(1) the direct or indirect acquisition by any person or related group of persons, other than by us or a person that directly or indirectly controls, is controlled by, or is under common control with, us, of the beneficial ownership of securities possessing more than 50% of the total combined voting power of our outstanding securities pursuant to a tender or exchange offer made directly to our shareholders or other transaction, in each case which the board does not recommend that our shareholders accept; or

(2) a change in the composition of the board over a period of 36 consecutive months or less such that a majority of the board members ceases, by reason of one or more contested elections for board membership, to be comprised of individuals who either have been (1) Board members continuously since the beginning of such period or (2) elected or nominated for election as board members during such period by at least a majority of the board members described in clause (1) who were still in office at the time such election or nomination was approved by the board.

     Under the stock incentive plan, corporate transaction means any of the following shareholder-approved transactions to which we are a party:

(1) a merger or consolidation in which we are not the surviving entity, except for a transaction the principal purpose of which is to change the state in which we are incorporated;
(2) the sale, transfer or other disposition of all or substantially all our assets in our complete liquidation or dissolution; or
(3) any reverse merger in which we are the surviving entity but in which securities possessing more than 50% of the total combined voting power of our outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

     TERMINATION, AMENDMENT AND ACCELERATION. The board of directors may amend, suspend or terminate the stock incentive plan at any time, but no such action may in any way impair the rights of recipients under any options or shares of restricted stock previously granted or any agreement executed under the stock incentive plan. Furthermore, without the approval of a majority of shareholders of common stock at a duly called special meeting, the board many not make a material amendment to the plan that:

(1) increases the total number of shares, appreciation rights or performance units which may be issued under the plan;
(2)  reduces the minimum purchase price for shares subject to options;
(3)  extends the maximum period during which options may be exercised; or
(4)  changes the employees eligible to participate in the plan

     LOAN PROGRAM. The committee may,permit us to finance the exercise of our options and the payment of related taxes by means of loans to the participants. The committee may also allow participants to pay the exercise price or purchase price in installments or may authorize the payment of a cash bonus to allow participants to exercise options and rights under the stock incentive plan.
Each loan will be evidenced by a promissory note to be entered into by the participant in our favor. Each loan, including extensions, will be on such terms as determined by the committee. Loans or installment payments may be authorized with or without security or collateral. The maximum credit available will be the exercise or purchase price of the acquired shares plus any related federal, state and local income and employment tax liability, subject to any applicable margin borrowing limitation. The committee also has the authority to forgive all or a portion of the borrower's indebtedness in circumstances it deems appropriate. However, the Committee may not forgive that portion of a loan owed to cover par value.


     RESTRICTIONS ON GRANTS OF OPTIONS. We will not grant options in excess of 20% of the outstanding shares to directors, officers or employees unless ratified or approved by a majority of the shareholders, excluding directors, officers, employees and their spouses. Further, we will not grant options to directors, officers or employees with an exercise price less than 85% of fair market value on the date of grant unless ratified or approved by a majority of the shareholders, excluding directors, officers, employees and their spouses.


     REGISTRATION. We plan to file a registration statement to register the shares of common stock reserved for issuance under the stock incentive plan. Shares issued upon exercise of outstanding stock options and sold after the effective date of any such registration statement generally will be available for resale in the public market.

CASH  BONUS  ARRANGEMENT

     Our discretionary cash bonus arrangement is designed to provide a mechanism to allow specified employees to share in our profits. Our employees who customarily work at least 35 hours per week and have been employed for at least 12 consecutive months, and have been designated for participation by the committee are eligible to receive cash bonuses under this arrangement. We estimate that approximately six employees are eligible to participate. Bonuses may be based on merit, production or other individualized criteria, or may be paid based on each eligible employee's assigned portion of a bonus pool established in the discretion of the committee. If bonuses are to be paid based on a bonus pool, the committee will determine the criteria upon which the amount of each year's bonus pool will be based prior to the beginning of any such year. The committee may also divide eligible employees into classes and may designate the portion of any bonus pool to be assigned to each such class. Any bonuses will be paid no later than 45 days after the end of the fiscal year for which the bonus is awarded. No bonuses have been paid yet under this arrangement.

1999  STOCK  WAGE  AND  FEE  PAYMENT  PLAN

     Our board of directors adopted a 1999 Stock Wage and Fee Payment Plan on December 22, 1998. The purpose of this plan is to retain and motivate participants and to provide them with incentives and rewards more directly linked to our profitability and increases in stockholder value.

     Nine of our employees and three consultants were eligible and elected to participate in this plan. The participants agreed to receive an aggregate of 13,175,996 shares of our common stock in lieu of certain wage payments or fees. The number of shares granted to the participants was based upon a price per share of common stock of $.06. We registered the shares issued under this plan under the Securities Act of 1933.

     CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

     On June 15, 1999, PricewaterhouseCoopers LLP, our then-independent accountant, declined to stand for re-election as our independent accountant for the fiscal year ended March 31, 1998. During the previous year, PricewaterhouseCoopers LLP did not issue on our behalf any financial statement that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles, except that their report on the financial statements as of and for the year ended March 31, 1997 included an explanatory paragraph expressing doubt as to our ability to continue as a going concern. The decision to change accountants was not recommended or approved by any committee of the board of directors, or by the board of directors. Additionally, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


     On August 18, 1998, we retained Hirsch Silberstein & Subelsky, P.C. as our independent accountants to audit our financial statements as of, and for the years ended, March 31, 1998 and March 31, 1999.


     On August 27, 1999, our Board of Directors decided to retain the certified public accounting firm of J.L. Stephan Co., P.C. to replace Hirsch Silberstein & Subelsky, P.C. as our independent accountants. Hirsch Silberstein & Subelsky, P.C. has discontinued its audit practice concerning compliance with the regulations of the SEC. We had no disagreements with Hirsch Silberstein & Subelsky, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

                             THE TRACKER CORPORATION
                                   OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)


                                  CONSOLIDATED
                              FINANCIAL STATEMENTS
                             MARCH 31, 1999 and 1998

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


     We consent to the use in this Registration Statement of The Tracker Corporation of America, Inc. on Form SB-2 of our report dated July 9, 1999, appearing in the Prospectus, which is part of this Registration Statement.


Hirsch  Silberstein  &  Subelsky,  P.C.

Farmington  Hills,  Michigan

January  31,  2000

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of The Tracker Corporation of America, Inc.

In our opinion, the accompanying consolidated balance sheet and the related statements of operations, of cash flows and of stockholders' equity (deficit) present fairly, in all material respects, the financial position of The Tracker Corporation of America, Inc. and its subsidiary at March 31, 1997 and the results of their operations and their cash flows for the two year period ended March 31, 1997 and for the period from inception at May 6, 1993 through March
31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company and had not yet been able to obtain significant outside financing. As a result, there is a substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PricewaterhouseCoopers LLP

Phoenix, Arizona
June 24, 1997

                         INDEPENDENT  AUDITOR'S  REPORT
                         ------------------------------


To the Board of Directors and Stockholders of The Tracker Corporation of America


We have audited the accompanying consolidated balance sheet of The Tracker Corporation of America, Inc. and Subsidiary as of March 31, 1999 and 1998, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of The Tracker Corporation of America, Inc. and Subsidiary as of March 31, 1997 and 1996 and from inception at May 6, 1993 through March 31, 1997 were audited by other auditors whose reports dated June 24, 1997 and May 28, 1996 included an explanatory paragraph that described the going concern uncertainties discussed in Notes 1 and 2 to the consolidated financial statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Tracker Corporation of America, Inc. and Subsidiary as of March 31, 1999 and 1998, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Notes 1 and 2 to the consolidated financial statements, the Company is in the development stage and has suffered significant losses since inception. Additionally, the Company discontinued its telemarketing program for its credit card registration business. The Company is relying upon affiliated and outside parties to fund its cash flow deficiencies through debt and equity infusions. Those conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Notes 1 and 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Hirsch  Silberstein  &  Subelsky,  P.C.

Farmington  Hills,  Michigan

July  8,  1999

                                         THE TRACKER CORPORATION OF AMERICA
                                           (A DEVELOPMENT STAGE COMPANY)
                                       -------------------------------------

                                             CONSOLIDATED BALANCE SHEET
                                       -------------------------------------

                                       ASSETS

                                                                               MARCH 31,      MARCH 31,
                                                                                 1999           1998
                                                                             -------------  -------------
CURRENT ASSETS
  ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     97,843   $          -
  PREPAID EXPENSES AND DEPOSITS . . . . . . . . . . . . . . . . . . . . . .       120,000              -
  DEFERRED CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       114,405      1,187,699
                                                                             -------------  -------------
       TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . . . . . .       332,248      1,187,699

DUE FROM SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .        14,072         14,072
DEFERRED CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       141,600        275,043
PROPERTY AND EQUIPMENT (NET). . . . . . . . . . . . . . . . . . . . . . . .             -              -
                                                                             -------------  -------------

       TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    487,920   $  1,476,814
                                                                             =============  =============


                    LIABILITIES & SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  ACCOUNTS PAYABLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    458,352   $    440,835
  ACCRUED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .       584,823        528,399
  DEFERRED REVENUE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .       197,602      1,798,727
  DEBENTURE PAYABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . .        31,809         31,809
  CONVERTIBLE DEBENTURES. . . . . . . . . . . . . . . . . . . . . . . . . .       475,790        475,790
                                                                             -------------  -------------
       TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . . . . . .     1,748,376      3,275,560


DEFERRED REVENUE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       215,244        412,846

COMMITMENTS (NOTE 10) . . . . . . . . . . . . . . . . . . . . . . . . . . .             -              -

SHAREHOLDERS' DEFICIENCY
   COMMON STOCK, $.001PAR VALUE, 50,000,000 SHARES AUTHORIZED,

    50,388,579 (26,705,053 - MARCH 31, 1998) SHARES ISSUED AND OUTSTANDING.        50,389         19,718

   CONVERTIBLE SENIOR PREFERRED STOCK, $.001 PAR VALUE, 6,500,000 SHARES
    AUTHORIZED, NIL ISSUED AND OUTSTANDING. . . . . . . . . . . . . . . . .             -              -

  CLASS B VOTING COMMON STOCK, $0.00000007 PAR VALUE, 20,000,000
    SHARES AUTHORIZED,  NIL  (2,622,484 - MARCH 31, 1998) ISSUED
    AND OUTSTANDING . . . . . . . . . . . . . . . . . . . . . . . . . . . .             -              -

  PAID-IN CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16,777,482     15,371,641
  OTHER CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      (424,267)      (356,002)
  DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE. . . . . . . . . . . . .   (17,753,037)   (17,001,283)
  CUMULATIVE TRANSLATION ADJUSTMENT . . . . . . . . . . . . . . . . . . . .      (126,263)      (245,665)
                                                                             -------------  -------------

    TOTAL SHAREHOLDERS' DEFICIT . . . . . . . . . . . . . . . . . . . . . .    (1,475,700)    (2,211,591)
                                                                             -------------  -------------


    TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT . . . . . . . . . . . . . .  $    487,920   $  1,476,814
                                                                             =============  =============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                 THE TRACKER CORPORATION OF AMERICA
                                    ( A DEVELOPMENT STAGE COMPANY)
                             -------------------------------------
                             CONSOLIDATED STATEMENT OF OPERATIONS

                         FROM INCEPTION (MAY 6, 1993)               FOR THE
                     THROUGH MARCH 31,                      YEAR ENDED MARCH 31,


                                               1999           1999          1998
                                           -------------  ------------  ------------

REVENUE . . . . . . . . . . . . . . . . .  $    433,596   $   126,875   $    51,551

COST OF SALES . . . . . . . . . . . . . .       171,924        71,630        20,660
                                           -------------  ------------  ------------

GROSS PROFIT. . . . . . . . . . . . . . .       261,672        55,245        30,891
                                           -------------  ------------  ------------

DEVELOPMENT COSTS
  OPERATIONAL . . . . . . . . . . . . . .     1,845,420       323,560        53,647
  INFORMATION SYSTEMS . . . . . . . . . .       975,212        45,181        26,613
  SALES AND MARKETING . . . . . . . . . .     3,563,645       126,601         7,928
  GENERAL AND ADMINISTRATIVE. . . . . . .     8,427,111       590,881        95,221
                                           -------------  ------------  ------------

TOTAL DEVELOPMENT COSTS . . . . . . . . .  $ 14,811,389   $ 1,086,223   $   183,408

LOSS FROM CONTINUING OPERATIONS . . . . .   (14,549,717)   (1,030,979)     (152,517)

GAIN (LOSS) FROM DISCONTINUED OPERATION .    (3,203,320)      279,225        62,050
                                           -------------  ------------  ------------

NET LOSS APPLICABLE TO COMMON STOCK . . .  $(17,753,037)  $  (751,754)  $   (90,467)
                                           =============  ============  ============


BASIC AND DILUTED EARNINGS (LOSS)
  PER SHARE OF COMMON STOCK

LOSS FROM CONTINUING OPERATIONS . . . . .  $    (1.12)  $   (0.03)  $   (0.00)

GAIN (LOSS) FROM DISCONTINUED OPERATION .       (0.25)       0.01        0.00
                                           -------------  ------------  ------------

NET LOSS. . . . . . . . . . . . . . . . .  $    (1.37)  $   (0.02)  $   (0.00)
                                           =============  ============  ============

WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING. . . . . . . . . . . . . .    12,979,364    39,929,638    21,480,767
                                           =============  ============  ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                             THE  TRACKER  CORPORATION  OF  AMERICA
                                (A  DEVELOPMENT  STAGE  COMPANY)
                            ----------------------------------------

                            CONSOLIDATED  STATEMENT  OF  CASH  FLOWS
                            ----------------------------------------

                                                                     FROM INCEPTION
                                                                     (MAY 6, 1993)      YEAR ENDED    YEAR ENDED
                                                                    THROUGH MARCH 31     MARCH 31      MARCH 31
                                                                          1998             1999          1998
                                                                   ------------------  ------------  ------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
  NET LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  $     (17,753,037)  $  (751,754)     ($90,467)
  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH FROM
  OPERATING ACTIVITIES:
    DEPRECIATION. . . . . . . . . . . . . . . . . . . . . . . . .            380,019             -        12,893
    LOSS ON SALE OF LONG-TERM INVESTMENT. . . . . . . . . . . . .             13,414             -             -
    RENT, CONSULTING AND MARKETING SERVICES, EMPLOYEE . . . . . .            691,901       691,901
     COMPENSATION SETTLED VIA THE ISSUANCE OF COMPANY
     SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . .          5,284,144             -       165,870
    CHANGES IN ASSETS AND LIABILITIES:
        PREPAID EXPENSES AND DEPOSITS . . . . . . . . . . . . . .           (137,273)     (120,000)      359,526
        ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . .            (97,843)      (97,843)      133,613
        SHORT-TERM INVESTMENT . . . . . . . . . . . . . . . . . .                  -             -             -
        INVENTORY . . . . . . . . . . . . . . . . . . . . . . . .                  -             -        24,338
        DEFERRED CHARGES. . . . . . . . . . . . . . . . . . . . .           (256,005)    1,206,737     1,673,159
        DEFERRED REVENUE. . . . . . . . . . . . . . . . . . . . .            412,846    (1,798,727)   (2,910,959)
        ACCOUNTS PAYABLE AND ACCRUED LIABILITIES. . . . . . . . .          1,057,820        73,941       126,783
                                                                   ------------------  ------------  ------------

  NET CASH USED IN OPERATING ACTIVITIES . . . . . . . . . . . . .        (10,404,014)     (795,745)     (505,244)
                                                                   ------------------  ------------  ------------

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
  ACQUISITION OF FIXED ASSETS . . . . . . . . . . . . . . . . . .              6,028             -       790,661
  LOAN TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . .           (370,484)            -        47,415
  REPAYMENT OF LOANS TO SHAREHOLDERS. . . . . . . . . . . . . . .            356,412             -             -
  NOTE RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . .           (200,317)            -             -
  REPAYMENT OF NOTE RECEIVABLE. . . . . . . . . . . . . . . . . .            200,317             -             -
  LONG-TERM INVESTMENT. . . . . . . . . . . . . . . . . . . . . .         (2,301,372)            -             -
  UNWIND OF LONG-TERM INVESTMENT. . . . . . . . . . . . . . . . .          2,287,958             -             -
                                                                   ------------------  ------------  ------------

  NET CASH FROM (USED IN) INVESTING ACTIVITIES. . . . . . . . . .            (21,458)            -       838,076
                                                                   ------------------  ------------  ------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
  ISSUANCE OF COMMON SHARES . . . . . . . . . . . . . . . . . . .          9,748,275       795,745        30,000
  ISSUANCE OF PREFERRED SHARES. . . . . . . . . . . . . . . . . .          1,050,000             -             -
  ISSUANCE OF CONVERTIBLE SUBORDINATED DEBENTURES . . . . . . . .          2,189,529             -             -
  REPAYMENT OF DEBENTURES AND CONVERTIBLE SUBORDINATED DEBENTURES           (297,401)            -      (167,138)
  SHARE ISSUE COSTS . . . . . . . . . . . . . . . . . . . . . . .         (1,684,735)            -             -
                                                                   ------------------  ------------  ------------
  NET CASH FROM (USED IN) FINANCING ACTIVITIES. . . . . . . . . .         11,005,668       795,745      (137,138)
                                                                   ------------------  ------------  ------------

EFFECT OF EXCHANGE RATE CHANGES . . . . . . . . . . . . . . . . .           (580,196)            0      (300,907)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING . . . . .                  1             1      (105,213)
  THE PERIOD

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD. . . . . . . . . .                  -             -       105,213
                                                                   ------------------  ------------  ------------

CASH AND CASH EQUIVALENTS, END OF PERIOD. . . . . . . . . . . . .                  1   $         1   $         0
                                                                   ==================  ============  ============

SUPPLEMENTAL  SCHEDULE  OF  NONCASH  FINANCING  ACTIVITIES
  THE  COMPANY  ISSUED  CERTAIN  SHARES  OF  ITS  CLASS  B  VOTING  COMMON  STOCK  FOR
  SERVICE  AND  FOR  NOMINAL  VALUES.
  SEE  CONSOLIDATED  STATEMENT  OF  SHAREHOLDERS'  EQUITY  (DEFICIT)

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                               THE TRACKER CORPORATION OF AMERICA
                                                                 (A DEVELOPMENT STAGE COMPANY)
                                                                 -----------------------------

                                                        CONSOLIDATED STATEMENT OF SHAREHOLDERS' DEFICIT
                                                        -----------------------------------------------

                                                                      SHARES                              AMOUNTS
                                                             --------------------------------  ----------------------------------
                                                                                                                       PAID-IN
                                                                                     CLASS B                          CAPITAL IN
                                                             PREFERRED    COMMON     COMMON    PREFERRED    COMMON      EXCESS
                                                               STOCK      STOCK       STOCK      STOCK      STOCK       OF PAR
                                                             ---------  ----------  ---------  ----------  --------  ------------
SHARES ISSUED TO OFFICERS AT INCEPTION (CASH - $NIL)                                5,089,286  $        -  $     -   $         -

SHARES ISSUED FOR CASH (CASH - $4,714,188)                                            884,729                          4,714,188

SHARES ISSUED IN LIEU OF RENT  (NOTE 9-X) (CASH - $NIL)                                60,871                            324,344

SHARE ISSUE COSTS                                                                                                       (466,142)

TRANSLATION ADJUSTMENT

NET LOSS
BALANCE AT MARCH 31, 1994                                                           6,034,886           -        -     4,572,390
                                                                                    ---------  ----------  --------  ------------

SHARES ISSUED FOR CASH (CASH - $1,175,797)                                            234,517                          1,175,797

SHARES ISSUED IN LIEU OF RENT  (NOTE 9-X) (CASH - $NIL)                                 5,777                             30,121

REVERSE MERGER WITH THE TRACKER CORPORATION
   ON JULY 12, 1994 (CASH - $100)                                         739,219                              739          (639)

SHARES ISSUED  FROM REGULATION S OFFERING (INCLUDING
   79,658 SHARES AT $7 PER SHARE FOR CONSULTING
   SERVICES AND 3,571 SHARES AT $5.50 PER SHARE
   FOR THE PURCHASE OF FIXED ASSETS) (CASH -$1,505,000)                   860,000                              860     2,900,840
SHARE PROCEEDS TO BE RECEIVED SUBSEQUENT TO MARCH 31, 1995                                                              (819,459)

SHARES ISSUED FOR CONSULTING AND
   MARKETING SERVICES  (CASH-$NIL)                                        825,000      78,005                  825     2,204,153
LESS: CONSULTING AND MARKETING SERVICES NOT YET RECEIVED                 (814,583)*                           (815)

SHARES PROCEEDS RECEIVED FROM PRIVATE PLACEMENT
  ON MARCH 15, 1995 (CASH - $350,000)                                     500,000                              500       349,500

SHARES ISSUED TO EMPLOYEES FOR
   EMPLOYMENT SERVICES (NOTE 9-X) (CASH-$NIL)                                          25,063                             74,409

SHARE ISSUE COSTS                                                                                                       (779,495)

TRANSLATION ADJUSTMENT

NET LOSS

BALANCE AT MARCH 31, 1995                                            -  2,109,636   6,378,248           -    2,109     9,707,617
                                                             ---------  ----------  ---------  ----------  --------  ------------


                                                                                       AMOUNTS
                                                             ----------------------------------------------------------------
                                                                                           DEFICIT ACCUMULATED
                                                                            CUMULATIVE           DURING
                                                                OTHER       TRANSLATION        DEVELOPMENT
                                                               CAPITAL      ADJUSTMENT            STAGE             TOTAL
                                                             ------------  -------------  ---------------------  ------------
SHARES ISSUED TO OFFICERS AT INCEPTION (CASH - $NIL)         $         -   $          -   $                  -   $         -

SHARES ISSUED FOR CASH (CASH - $4,714,188)                                                                         4,714,188

SHARES ISSUED IN LIEU OF RENT  (NOTE 9-X) (CASH - $NIL)                                                              324,344

SHARE ISSUE COSTS                                                                                                   (466,142)

TRANSLATION ADJUSTMENT                                                         (129,098)                            (129,098)

NET LOSS                                                                                            (2,043,425)   (2,043,425)
BALANCE AT MARCH 31, 1994                                              -       (129,098)            (2,043,425)    2,399,867
                                                             ------------  -------------  ---------------------  ------------

SHARES ISSUED FOR CASH (CASH - $1,175,797)                                                                         1,175,797

SHARES ISSUED IN LIEU OF RENT  (NOTE 9-X) (CASH - $NIL)                                                               30,121

REVERSE MERGER WITH THE TRACKER CORPORATION
   ON JULY 12, 1994 (CASH - $100)                                                                                        100

SHARES ISSUED  FROM REGULATION S OFFERING (INCLUDING
   79,658 SHARES AT $7 PER SHARE FOR CONSULTING
   SERVICES AND 3,571 SHARES AT $5.50 PER SHARE
   FOR THE PURCHASE OF FIXED ASSETS) (CASH -$1,505,000)                                                            2,901,700
SHARE PROCEEDS TO BE RECEIVED SUBSEQUENT TO MARCH 31, 1995                                                          (819,459)

SHARES ISSUED FOR CONSULTING AND
   MARKETING SERVICES  (CASH-$NIL)                                                                                 2,204,978
LESS: CONSULTING AND MARKETING SERVICES NOT YET RECEIVED      (2,086,685)                                         (2,087,500)

SHARES PROCEEDS RECEIVED FROM PRIVATE PLACEMENT
  ON MARCH 15, 1995 (CASH - $350,000)                                                                                350,000

SHARES ISSUED TO EMPLOYEES FOR
   EMPLOYMENT SERVICES (NOTE 9-X) (CASH-$NIL)                                                                         74,409

SHARE ISSUE COSTS                                                                                                   (779,495)

TRANSLATION ADJUSTMENT                                                         (159,026)                            (159,026)

NET LOSS                                                                                            (5,068,583)   (5,068,583)

BALANCE AT MARCH 31, 1995                                     (2,086,685)      (288,124)            (7,112,008)      222,909
                                                             ------------  -------------  ---------------------  ------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                              THE TRACKER CORPORATION OF AMERICA
                                                                 (A DEVELOPMENT STAGE COMPANY)
                                                                 -----------------------------

                                                   CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                   --------------------------------------------------------

                                                                       SHARES                              AMOUNTS
                                                          ----------------------------------  ----------------------------------
                                                                                                                      PAID IN
                                                                                   CLASS B                           CAPITAL IN
                                                          PREFERRED    COMMON      COMMON     PREFERRED    COMMON      EXCESS
                                                            STOCK      STOCK        STOCK       STOCK      STOCK       OF PAR
                                                          ---------  ----------  -----------  ----------  --------  ------------
SHARE PROCEEDS RECEIVED RE REGULATION S OFFERING                                              $        -  $     -   $   819,459
   MADE BEFORE MARCH 31, 1995 (CASH - $225,280)

CONSULTING SERVICES RECEIVED RE SHARES ISSUED
   BEFORE MARCH 31, 1995  (NOTE 9-X) (CASH - $NIL)                      14,582 *                               14

MARKETING SERVICES RECEIVED RE SHARES ISSUED
    TO LL KNICKERBOCKER CO.  (CASH - $NIL)                             266,664 *                              265

SHARES ISSUED TO DIRECTORS AS
   COMPENSATION  (NOTE 9-X) (CASH - $NIL)                               98,858                                 99        86,402

SHARES ISSUED TO AMERASIA FOR MARKETING
   SERVICES (NOTE 9-X) (CASH - $NIL)                                                 30,000                              44,496
LESS: SERVICES NOT YET RECEIVED                                                     (12,500)*

SHARES CANCELLED (CASH - $NIL)                                            (171)                                 1            (1)

SHARES ISSUED PURSUANT TO S-8 FOR EMPLOYEES,
     CONSULTANTS AND A DIRECTOR  (CASH - $NIL)                         770,000                                770       769,230

LESS: EMPLOYMENT AND CONSULTING
   SERVICES NOT YET RECEIVED                                          (340,939)*                             (341)

SHARES ISSUED TO R. ZUK (CASH - $83,000)                               200,000                                200       199,800
LESS: SHARES PROCEEDS TO BE RECEIVED                                                                                   (117,000)

SHARE PROCEEDS RECEIVED FROM
   PRIVATE PLACEMENT (CASH - $250,000)                                 250,000                                250       249,750

SHARES ISSUED UPON EXERCISE OF
   WARRANTS AT CANADIAN $1 PER SHARE
   (CASH - $619,166)                                                                849,803                             619,166

SHARES ISSUED TO OFFICERS (NOTE 9-IIII(A)) (CASH - $NIL)               630,000                                630       826,245

SHARES ISSUED TO A CONSULTANT (NOTE 9-X) (CASH - $NIL)                   7,500                                  8         9,836

SHARES ISSUED FOR INVESTOR RELATION
   SERVICES (NOTE 9-V) (CASH - $NIL)                                   200,000                                200       262,300
LESS: SERVICES NOT YET RECEIVED                                       (200,000)*                             (200)

SHARES ISSUED TO EMPLOYEES FOR
   EMPLOYMENT SERVICES (NOTE 9-X)
   (CASH - $NIL)                                                                     14,176                              22,716

SHARES EXCHANGED AS PER
   EXCHANGE AGREEMENT (CASH - $NIL)                                  1,133,365   (1,133,365)                1,134        (1,134)

SHARES ISSUED FOR CONVERSION FROM
   DEBENTURE HOLDERS (CASH -$NIL)                                      991,434                                992       728,537

SHARE ISSUE COST FROM APRIL 1, 1995 TO MARCH 31, 1996                                                                  (214,357)

COMPREHENSIVE INCOME (LOSS)

TRANSLATION ADJUSTMENT

NET LOSS FROM APRIL 1, 1995 TO MARCH 31, 1996


BALANCE AS AT MARCH 31, 1996                                      -  6,130,929    6,126,362   $        -  $ 6,131   $14,013,062
                                                          ---------  ----------  -----------  ----------  --------  ------------


                                                                                     AMOUNTS
                                                          ----------------------------------------------------------------
                                                                                        DEFICIT ACCUMULATED
                                                                         CUMULATIVE           DURING
                                                             OTHER       TRANSLATION        DEVELOPMENT
                                                            CAPITAL      ADJUSTMENT            STAGE             TOTAL
                                                          ------------  -------------  ---------------------  ------------
SHARE PROCEEDS RECEIVED RE REGULATION S OFFERING
   MADE BEFORE MARCH 31, 1995 (CASH - $225,280)           $         -   $          -   $                  -   $   819,459

CONSULTING SERVICES RECEIVED RE SHARES ISSUED
   BEFORE MARCH 31, 1995  (NOTE 9-X) (CASH - $NIL)             87,486                                              87,500

MARKETING SERVICES RECEIVED RE SHARES ISSUED
    TO LL KNICKERBOCKER CO.  (CASH - $NIL)                    666,400                                             666,665

SHARES ISSUED TO DIRECTORS AS
   COMPENSATION  (NOTE 9-X) (CASH - $NIL)                                                                          86,501

SHARES ISSUED TO AMERASIA FOR MARKETING
   SERVICES (NOTE 9-X) (CASH - $NIL)                                                                               44,496
LESS: SERVICES NOT YET RECEIVED                               (18,630)                                            (18,630)

SHARES CANCELLED (CASH - $NIL)                                                                                          -

SHARES ISSUED PURSUANT TO S-8 FOR EMPLOYEES,
     CONSULTANTS AND A DIRECTOR  (CASH - $NIL)                                                                    770,000

LESS: EMPLOYMENT AND CONSULTING
   SERVICES NOT YET RECEIVED                                 (340,598)                                           (340,939)

SHARES ISSUED TO R. ZUK (CASH - $83,000)                                                                          200,000
LESS: SHARES PROCEEDS TO BE RECEIVED                                                                             (117,000)

SHARE PROCEEDS RECEIVED FROM
   PRIVATE PLACEMENT (CASH - $250,000)                                                                            250,000

SHARES ISSUED UPON EXERCISE OF
   WARRANTS AT CANADIAN $1 PER SHARE
   (CASH - $619,166)                                                                                              619,166

SHARES ISSUED TO OFFICERS (NOTE 9-IIII(A)) (CASH - $NIL)                                                          826,875

SHARES ISSUED TO A CONSULTANT (NOTE 9-X) (CASH - $NIL)                                                              9,844

SHARES ISSUED FOR INVESTOR RELATION
   SERVICES (NOTE 9-V) (CASH - $NIL)                                                                              262,500
LESS: SERVICES NOT YET RECEIVED                              (262,300)                                           (262,500)

SHARES ISSUED TO EMPLOYEES FOR
   EMPLOYMENT SERVICES (NOTE 9-X)
   (CASH - $NIL)                                                                                                   22,716

SHARES EXCHANGED AS PER
   EXCHANGE AGREEMENT (CASH - $NIL)                                                                                     -

SHARES ISSUED FOR CONVERSION FROM
   DEBENTURE HOLDERS (CASH -$NIL)                                                                                 729,529

SHARE ISSUE COST FROM APRIL 1, 1995 TO MARCH 31, 1996                                                            (214,357)

COMPREHENSIVE INCOME (LOSS)

TRANSLATION ADJUSTMENT                                                        47,224                               47,224

NET LOSS FROM APRIL 1, 1995 TO MARCH 31, 1996                                                    (6,090,730)   (6,090,730)
                                                                                       ---------------------  ------------

BALANCE AS AT MARCH 31, 1996                              $(1,954,327)  $   (240,900)  $        (13,202,738)  $(1,378,772)
                                                          ------------  -------------  ---------------------  ------------


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                              THE TRACKER CORPORATION OF AMERICA
                                                                 (A DEVELOPMENT STAGE COMPANY)
                                                                 -----------------------------

                                                   CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                   --------------------------------------------------------

                                                                      SHARES                              AMOUNTS
                                                       -----------------------------------  ------------------------------------
                                                                                                                      PAID IN
                                                                                  CLASS B                            CAPITAL IN
                                                       PREFERRED     COMMON       COMMON      PREFERRED    COMMON      EXCESS
                                                         STOCK        STOCK        STOCK        STOCK      STOCK       OF PAR
                                                       ----------  -----------  -----------  -----------  --------  ------------
MARKETING SERVICES RECEIVED RE SHARES ISSUED
    TO LL KNICKERBOCKER CO.  (CASH - $NIL)                            133,336 *              $        -   $   135   $  (999,600)

SHARES ISSUED TO DIRECTORS AS
   COMPENSATION  (NOTE 9-X) (CASH - $NIL)                              34,445                                  34        15,466

MARKETING SERVICES RECEIVED FROM
   AMERASIA (NOTE 9-X) (CASH - $NIL)                                                 5,000                              (11,124)

EMPLOYMENT AND CONSULTING SERVICES
   AND DIRECTORS' FEES RECEIVED RE S-8
   (CASH - $NIL)                                                    1,740,938 *                             1,741       316,054

SHARES ISSUED FOR CONVERSION FROM
   DEBENTURE HOLDERS (NOTE 9-IX) (CASH -$NIL)                       1,433,443                               1,434       653,566

PREFERRED SHARES ISSUED FROM
   PRIVATE PLACEMENT  (CASH - $1,050,000)                  1,050                                      1               1,049,999

COMMON SHARES ISSUED FOR
   CONVERSION FROM PREFERRED STOCKHOLDER
  (CASH - $NIL)                                           (1,050)   4,365,136                        (1)    4,364        (4,363)

SHARES EXCHANGED AS PER
   EXCHANGE AGREEMENT (CASH - $NIL)                                 1,268,825   (1,268,825)                 1,269        (1,269)

SHARES ISSUED TO EMPLOYEES FOR
   EMPLOYMENT SERVICES (NOTE 9-X) (CASH-$NIL)                          26,000                                  26        12,474

SHARES ISSUED FOR CONSULTING
   SERVICES (NOTE 9-X) (CASH-$NIL)                                    208,250                                 208        49,634

SHARES ISSUED IN LIEU OF FINDER FEE FOR
   DEBENTURE HOLDERS (NOTE 9-X) (CASH -$NIL)                           52,906                                  53        52,853

SHARES ISSUED IN LIEU OF FINDER FEE FOR
   PREFERRED STOCKHOLDERS (NOTE 9-X) (CASH -$NIL)                     112,500                                 113        44,887

SHARES ISSUED PURSUANT TO W.MARCHES
   S-8 STOCK PAYMENT PLAN (NOTE 9-XII)                                333,272                                 332        87,668

SHARES ISSUED FOR OFFICE RENTAL EXPENSE  (CASH $NIL)                  615,780                                 616       153,329
LESS: RENTAL EXPENSE NOT YET AMORTIZED                               (530,255)*                              (531)

SHARE ISSUE COST FROM
   APRIL 1, 1996 TO MARCH 31, 1997                                                                                     (224,741)

TRANSLATION ADJUSTMENT

NET LOSS FROM APRIL 1, 1996 TO MARCH 31, 1997


BALANCE AS AT MARCH 31, 1997                                   -   15,925,505    4,862,537   $        -   $15,925   $15,207,895
                                                       ----------  -----------  -----------  -----------  --------  ------------


                                                                                AMOUNTS
                                                       ---------------------------------------------------------------
                                                                                    DEFICIT ACCUMULATED
                                                                     CUMULATIVE           DURING
                                                          OTHER      TRANSLATION        DEVELOPMENT
                                                         CAPITAL     ADJUSTMENT            STAGE             TOTAL
                                                       -----------  -------------  ---------------------  ------------
MARKETING SERVICES RECEIVED RE SHARES ISSUED
    TO LL KNICKERBOCKER CO.  (CASH - $NIL)             $1,332,800   $          -   $                  -   $   333,335

SHARES ISSUED TO DIRECTORS AS
   COMPENSATION  (NOTE 9-X) (CASH - $NIL)                                                                      15,500

MARKETING SERVICES RECEIVED FROM
   AMERASIA (NOTE 9-X) (CASH - $NIL)                       18,630                                               7,506

EMPLOYMENT AND CONSULTING SERVICES
   AND DIRECTORS' FEES RECEIVED RE S-8
   (CASH - $NIL)                                          340,598                                             658,393

SHARES ISSUED FOR CONVERSION FROM
   DEBENTURE HOLDERS (NOTE 9-IX) (CASH -$NIL)                                                                 655,000

PREFERRED SHARES ISSUED FROM
   PRIVATE PLACEMENT  (CASH - $1,050,000)                                                                   1,050,000

COMMON SHARES ISSUED FOR
   CONVERSION FROM PREFERRED STOCKHOLDER                                                                            -
  (CASH - $NIL)

SHARES EXCHANGED AS PER
   EXCHANGE AGREEMENT (CASH - $NIL)                                                                                 -

SHARES ISSUED TO EMPLOYEES FOR
   EMPLOYMENT SERVICES (NOTE 9-X) (CASH-$NIL)                                                                  12,500

SHARES ISSUED FOR CONSULTING
   SERVICES (NOTE 9-X) (CASH-$NIL)                                                                             49,842

SHARES ISSUED IN LIEU OF FINDER FEE FOR
   DEBENTURE HOLDERS (NOTE 9-X) (CASH -$NIL)                                                                   52,906

SHARES ISSUED IN LIEU OF FINDER FEE FOR
   PREFERRED STOCKHOLDERS (NOTE 9-X) (CASH -$NIL)                                                              45,000

SHARES ISSUED PURSUANT TO W.MARCHES
   S-8 STOCK PAYMENT PLAN (NOTE 9-XII)                                                                         88,000

SHARES ISSUED FOR OFFICE RENTAL EXPENSE  (CASH $NIL)                                                          153,945
LESS: RENTAL EXPENSE NOT YET AMORTIZED                   (132,034)                                           (132,565)

SHARE ISSUE COST FROM
   APRIL 1, 1996 TO MARCH 31, 1997                                                                           (224,741)

TRANSLATION ADJUSTMENT                                                   (79,146)                             (79,146)

NET LOSS FROM APRIL 1, 1996 TO MARCH 31, 1997                                                (3,708,078)   (3,708,078)
                                                                                   ---------------------  ------------

BALANCE AS AT MARCH 31, 1997                           $ (394,333)  $   (320,046)  $        (16,910,816)  $(2,401,375)
                                                       -----------  -------------  ---------------------  ------------

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                                              THE TRACKER CORPORATION OF AMERICA
                                                                 (A DEVELOPMENT STAGE COMPANY)
                                                                 -----------------------------

                                                   CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                                   --------------------------------------------------------


                                                                      SHARES                              AMOUNTS
                                                         -----------------------------------  -----------------------------------
                                                                                                                      PAID IN
                                                                                   CLASS B                           CAPITAL IN
                                                         PREFERRED    COMMON       COMMON     PREFERRED    COMMON      EXCESS
                                                           STOCK       STOCK        STOCK       STOCK      STOCK       OF PAR
                                                         ---------  -----------  -----------  ----------  --------  ------------
SHARES ISSUED PURSUANT TO W.MARCHES
   S-8 STOCK PAYMENT PLAN (NOTE 9-XII)                                 339,755                            $   341   $    69,659

SHARES ISSUED FOR OFFICE RENTAL
   EXPENSE ( NOTE 9-X) (CASH $NIL)                                     153,945                            $   153

SHARES EXCHANGED AS PER
   EXCHANGE AGREEMENT (CASH - $NIL)                                  2,240,053   (2,240,053)              $ 2,240   $    (2,240)

SHARES ISSUED TO EMPLOYEE
   FOR EMPLOYMENT SERVICES                                              19,303                            $    19   $     2,617

SHARES ISSUED FOR CONSULTING SERVICES                                  539,583                            $   540   $    64,210

SHARE PROCEEDS RECEIVED FROM
   PRIVATE PLACEMENT (CASH - $30,000)                                  500,000                            $   500   $    29,500


NET PROFIT (LOSS) FROM
   APRIL 1, 1997 TO MARCH 31, 1998


BALANCE AS AT MARCH 31, 1998                                     -  19,718,144    2,622,484   $        -  $19,718   $15,371,641
                                                         ---------  -----------  -----------  ----------  --------  ------------


SHARES EXCHANGED AS PER
   EXCHANGE AGREEMENT (CASH - $NIL)                                  1,549,490   (2,622,484)              $ 1,549   $    (1,549)

SHARES ISSUED FOR OFFICE RENTAL
   EXPENSE ( NOTE 9-X) ( CASH $NIL)                                    672,096                            $   672

SHARES ISSUED FOR CONSULTING SERVICES                                2,427,478                            $ 2,428   $    72,257

SHARE PROCEEDS RECEIVED FROM
   PRIVATE PLACEMENTS (CASH - $867,215)                             14,244,063                            $14,244   $   781,501

SHARES ISSUED PURSUANT TO S-8 FOR EMPLOYEES                         13,175,996                            $13,176       553,633
     AND CONSULTANTS  (CASH - $NIL)
LESS: EMPLOYMENT AND CONSULTING
   SERVICES NOT YET RECEIVED                                        (2,000,000)                           $(2,000)

SHARES ISSUED IN PRIOR YEARS AS PREPAYMENT
   OF RENT AND CONSULTING SERVICES,
   WRITTEN-OFF IN YEAR ENDED MARCH 31, 1998                            601,312                            $   601

TRANSLATION ADJUSTMENT

NET PROFIT (LOSS) FROM APRIL 1, 1998 TO MARCH 31, 1999


BALANCE AS AT MARCH 31, 1999                                     -  50,388,579            0   $        -  $50,389   $16,777,482
                                                         =========  ===========  ===========  ==========  ========  ============


                                                                                AMOUNTS
                                                         --------------------------------------------------------------
                                                                                     DEFICIT ACCUMULATED
                                                                      CUMULATIVE           DURING
                                                           OTHER      TRANSLATION        DEVELOPMENT
                                                          CAPITAL     ADJUSTMENT            STAGE             TOTAL
                                                         ----------  -------------  ---------------------  ------------

SHARES ISSUED PURSUANT TO W.MARCHES
   S-8 STOCK PAYMENT PLAN (NOTE 9-XII)                                                                     $    70,000

SHARES ISSUED FOR OFFICE RENTAL
   EXPENSE ( NOTE 9-X) (CASH $NIL)                       $  38,331                                         $    38,484

SHARES EXCHANGED AS PER
   EXCHANGE AGREEMENT (CASH - $NIL)                                                                        $         0

SHARES ISSUED TO EMPLOYEE
   FOR EMPLOYMENT SERVICES                                                                                 $     2,636

SHARES ISSUED FOR CONSULTING SERVICES                                                                      $    64,750

SHARE PROCEEDS RECEIVED FROM
   PRIVATE PLACEMENT (CASH - $30,000)                                                                      $    30,000

                                                                     $     74,381                          $    74,381
NET PROFIT (LOSS) FROM
   APRIL 1, 1997 TO MARCH 31, 1998                                                  $            (90,467)     ($90,467)


BALANCE AS AT MARCH 31, 1998                             $(356,002)  $   (245,665)  $        (17,001,283)  $(2,211,591)
                                                         ----------  -------------  ---------------------  ------------




SHARES EXCHANGED AS PER
   EXCHANGE AGREEMENT (CASH - $NIL)

SHARES ISSUED FOR OFFICE RENTAL
   EXPENSE ( NOTE 9-X) ( CASH $NIL)                      $  49,735                                         $    50,407

SHARES ISSUED FOR CONSULTING SERVICES                                                                      $    74,685

SHARE PROCEEDS RECEIVED FROM
   PRIVATE PLACEMENTS (CASH - $867,215)                                                                    $   795,745

SHARES ISSUED PURSUANT TO S-8 FOR EMPLOYEES                                                                    566,809
     AND CONSULTANTS  (CASH - $NIL)
LESS: EMPLOYMENT AND CONSULTING
   SERVICES NOT YET RECEIVED                              (118,000)                                           (120,000)

SHARES ISSUED IN PRIOR YEARS AS PREPAYMENT
   OF RENT AND CONSULTING SERVICES,
   WRITTEN-OFF IN YEAR ENDED MARCH 31, 1998                                                                        601

TRANSLATION ADJUSTMENT                                                    119,398                              119,398

NET PROFIT (LOSS) FROM APRIL 1, 1998 TO MARCH 31, 1999                                          (751,754)     (751,754)
                                                                                    ---------------------  ------------

BALANCE AS AT MARCH 31, 1999                             $(424,267)  $   (126,267)  $        (17,753,037)  $(1,475,700)
                                                         ==========  =============  =====================  ============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


NOTE  1  -  DESCRIPTION  OF  DEVELOPMENT STAGE ACTIVITIES AND CORPORATE HISTORY:
--------------------------------------------------------------------------------

     The Tracker Corporation of America, Inc. (sometimes "Tracker U.S." or the "Company") has been in the development stage since its formation. It primarily markets, sells and operates a personal property marking and monitoring system (the "Tracker System") developed by the Company that utilizes advanced bar code and laser scanning technology to create an identification device which interfaces with a computer database and scanning network (the "Technology").

The current business of the Company originated in July 1994 through a reorganization (the "Reorganization") in which the Company acquired all of the issued and outstanding voting shares of The Tracker Corporation, an Ontario, Canada corporation ("Tracker Canada"), in exchange for approximately 90% of the total voting shares of the Company as of that date. The Company's predecessor was incorporated as a Utah corporation in 1986, and changed its state of incorporation to Nevada in 1992 and Delaware in 1994 through change in domicile mergers. Concurrent with the effective date of the reorganization, the Company changed its year-end from December 31 to March 31.

On July 28, 1998, the Company settled a lawsuit initiated by the U.S. Federal Trade Commission (the "FTC") alleging the Company's violation of Section 5 of the Federal Trade Commission Act and the FTC Trade Regulator Telemarketing Sales Rule. Following initiation of the lawsuit, four of the Company's five Board members and its Chief Financial Officer resigned. The settlement, among other things, permanently barred the Company, and its Chief Executive Officer from engaging directly or indirectly, in the business of credit card registration or promotion.

The FTC lawsuit and the cessation of the credit card registration service resulted in the insolvency and dissolution of Tracker Canada. The liquidation and dissolution occurred in February 1998.

On February 10, 1998, the Global Tracker Corporation ("Global Tracker"), a newly formed Ontario, Canada corporation, acquired substantially all of Tracker Canada's assets at arm's length in a bankruptcy proceeding. Shortly thereafter, Global Tracker entered into an agreement with the Company which permitted the Company to use personnel retained by Global Tracker and assets formerly owned or leased by Tracker Canada to continue the business formerly conducted by Tracker Canada. As a result of this arrangement, Tracker U.S. has continued on a limited basis the business formerly operated by Tracker Canada.

NOTE  2  -  GOING  CONCERN:
---------------------------


The Company has been in a development stage since its inception on May 6, 1993. The likelihood that the Company will attain profitability depends on many factors, including its ability to obtain adequate financing and generate sufficient revenues. Management is currently working to secure adequate capital through the private placement of securities. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern, although the report of its former independent accountant as of and for the year ended March 31, 1997, and its current independent accountant as of and for each of the years ended March 31, 1999 and 1998, express substantial doubt as to the Company's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


NOTE  3  -  SIGNIFICANT  ACCOUNTING  POLICIES:
----------------------------------------------

PRINCIPLES  OF  CONSOLIDATION


The accompanying financial statements include the accounts of the Company and its former wholly owned subsidiary, Tracker Canada, through Its date of dissolution on January 27, 1998. All significant intercompany accounts and transactions have been eliminated.


DEVELOPMENT  COSTS

Development  costs  are  expensed  as  incurred.

DEFERRED  CHARGES


Deferred charges relate primarily to unamortized commissions, net of a 30% cancellation reserve, and other costs of sales including cost of goods sold; sales commissions; and telemarketing costs which are amortized on a straight-line basis over the term of the related agreement.


REVENUE  RECOGNITION  AND  DEFERRED  REVENUE

Revenue for Company services is recognized on a straight-line basis over the term of the services offered and is shown net of sales discounts and allowances. Amounts received for which service has not yet been provided, are recorded as deferred revenue. The average length of the services agreement varies from monthly to a five-year period.


STOCK-BASES  COMPENSATION

The Company has elected to follow fair value accounting allowed by SFAS No. 123 in accounting for its employee stock options.


FOREIGN  CURRENCY  TRANSLATION

The assets and liabilities of Tracker Canada are translated at the fiscal year or period end exchange rate while revenues, expenses and cash flows are translated at average rates in effect for the period.

EARNINGS  PER  SHARE


Basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Basic earnings per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common equivalent shares are excluded from the computation if their affect is antidilutive.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


COMPREHENSIVE  INCOME  (LOSS)

As of April 1, 1998 the Company adopted SFAS No. 130, Reporting Comprehensive Income, which establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The only item of comprehensive income (loss) that the company currently reports is unrealized gain on foreign currency translation adjustments.


USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for inventory obsolescence, depreciation and amortization, taxes, and contingencies.

NEW  ACCOUNTING  PRONOUNCEMENTS


In March 1998, the Accounting Standards Executive Committee issued Statement of Position 98-1 ("SOP 98-1"), Accounting for the Costs of Computer Software Developed or Obtained for Internal Use.

SOP 98-1 requires all costs related to the development of internal use software other than those incurred during the application development stage to be expensed as incurred. Costs incurred during the application development stage are required to be capitalized and amortized over the estimated useful life of the software. Adoption is not expected to have a material effect on the Company's consolidated financial statements as the Company's policies are substantially in compliance with SOP 98-1.

     In April 1998, the American Institute of Certified Public Accountants issued SOP 98-5, Reporting on the Costs of Start-Up Activities. SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. Adoption is not expected to have material effect on the Company's consolidated financial statements.

     In June 1998, the FASB issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. SFAS No. 133 requires that all derivative instruments be recorded on the balance sheet at their fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive income, depending on whether a derivative is designed as part of a hedge transaction and, if it is, the type of hedge transaction. The Company does not expect that the adoption of SFAS No. 133 will have a material impact on its consolidated financial statements because the Company does not currently hold any derivative instruments.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


NOTE  4  -  PREPAID  EXPENSES  AND  DEPOSITS:
---------------------------------------------

Prepaid  expenses  and  deposits  comprise  the  following:


                     March 31,   March 31,
                        1999        1998
                     ----------  ----------

Consulting contract  $  120,000  $      NIL
                     ----------  ----------
                     $  120,000  $      NIL
                     ==========  ==========

The consulting agreement is for the purpose of providing investor relations services for the Company and expires December 31, 1999.


NOTE  5  -  DUE  FROM  SHAREHOLDERS:
------------------------------------

Promissory notes held on loans made to shareholders bear interest at 5% per annum and are due on demand.

NOTE  6  -  DEFERRED  CHARGES:
-----------------------------

Deferred  charges  consist  of  the  following:

                                                          March 31,   March 31,
                                                             1999        1998
                                                          ----------  ----------
Current:                                                  $   80,309  $  776,055
Deferred sales commission (net of cancellation reserve)

Other                                                         34,096     411,644
                                                          ----------  ----------
Long  term                                                $  114,405  $1,187,699
                                                          ----------  ----------

Deferred sales' commission (net of cancellation reserve)  $   52,192  $  183,041

Other                                                         89,408      92,002
                                                          ----------  ----------
                                                          $  141,600  $  275,043
                                                          ----------  ----------

NOTE  7  -  PROPERTY  AND  EQUIPMENT:
-------------------------------------

The Company currently leases all of its equipment from Global Tracker under short term agreements classified as operating leases. Lease payments are expensed as incurred. See Note 1.

NOTE  8  -  ACCRUED  LIABILITIES:
---------------------------------

Accrued  liabilities  comprise  the  following:

                                              March 31,  March 31,
                                                1999      1998
                                             ----------  --------
Directors fees                               $   24,432  $ 24,432
Interest expense for convertible debentures     115,209    58,785
Others                                          445,182   445,182
                                             ----------  --------
                                             $  584,823  $528,399
                                             ==========  ========


Other accrued liabilities include: professional fees, sales commissions,rent,and miscellaneous trade payables.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


NOTE  9  -  CAPITAL  STOCK:
---------------------------

(i) The Class B voting common stock was held in trust pursuant to the terms of an exchange agency and voting trust agreement with holders of exchangeable preference shares in the Canadian subsidiary. Following the liquidation of the Canadian subsidiary, all Class B Stock converted to Common Stock.

(ii) At March 31, 1997, all outstanding warrants to acquire exchangeable preference shares of the Canadian subsidiary at Canadian $14 per share had expired.

(iii)On March 15, 1995, the Company entered into an agreement and sold, for net proceeds of $350,000, 500,000 units comprised of 500,000 restricted common shares and 500,000 warrants to purchase 500,000 restricted common shares to Kuplen Group Investment ("KGI"). The warrants were exercisable during the one-year period commencing July 12, 1995 to July 12, 1996 at a price of $5.00 per share. Since the common stock underlying the warrants could not be purchased legally on margin at a marginable price, the exercise period has been extended until the first day that the common stock becomes marginable. To secure registration rights of the restricted shares, KGI must exercise the warrants on a 1:1 basis with the common shares.

(iv) During the year ended March 31, 1995, the Company adopted a plan that allows for the granting of options, appreciation rights, restricted stock and certain other stock-based performance incentives to certain officers as determined at the discretion of the compensation committee of the board of directors.

(v) During the year ended March 31, 1999, the Company amended and restated the Plan and increased the number of shares reserved for issuance thereunder.

(vi) During the year ended March 31, 1999, the Company adopted a plan allowing for the issuance of options to outside directors.

(vii) The Company has issued the following options and warrants:

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------



                                  FOR YEAR   WEIGHTED-     GRANT     FOR YEAR   WEIGHTED-    GRANT
                                   ENDED      AVERAGE      DATE       ENDED      AVERAGE     DATE
                                   MARCH     EXERCISE      FAIR       MARCH     EXERCISE     FAIR
                                  31, 1999     PRICE       VALUE     31, 1998     PRICE      VALUE
                                  -----------------------------------------------------------------

OPTIONS:
Opening (*)                       1,890,000                            40,000   $   7.95  $    7.95
Granted during the period (*)                                          50,000   $   0.13  $    0.13
Granted during the period (**)                                        300,000   $   0.50  $    0.50
Granted during the period (**)                                      2,400,000   $   0.75  $    0.75
Granted during the period (***)   5,286,968  $    0.07  $     0.07

Granted during the period (****)    400,000  $    0.10  $     0.10
Expired/cancelled during period                                       900,000
                                  ---------                         ---------
Closing                           7,176,968                         1,890,000
                                  =========                         =========

(*) 40,000 options were issued in July 1994 and 50,000 options were issued in July 1997 to non-employee directors and vest proportionately over a period of three years.
(**) 2,700,000 options were issued in August 1997 to management at various terms from 4 to 7 years
(***)5,286,968  options were issued in December 1998 to management  vesting over two years. Exercise rights vary from 5 to 10 years
(****) 400,000 options were issued in January 1999, vesting proportionately over four years, to management. Exercise rights extend for ten years from date of vesting.

Grant date fair value is based on the average market price for the five days preceding the grant date.

The following table summarizes information about options outstanding and exercisable at March 31, 1999

    Range of          Options        Weighted-average    Weighted-average     Options    Weighted-average
Exercise Prices     Outstanding          Remaining           Exercise       Exercisable  Exercise Price of
                                     Contractual Life         Price                      Options Exercisable


$  0.07 -- $0.13         5,736,968                  7.7  $           0.077        3,333                0.13
----------------  ----------------  -------------------  -----------------  -----------  ------------------
$  0.50 -- $0.75         1,800,000                 10.0  $           0.708            0                 N/a
----------------  ----------------  -------------------  -----------------  -----------  ------------------
$  7.50 -- $7.50            40,000                 2.25  $           7.950       40,000                7.95
----------------  ----------------  -------------------  -----------------  -----------  ------------------

$  0.07 -- $7.50         7,576,968                  8.2  $           0.269       43,333               4.395
----------------  ----------------  -------------------  -----------------  -----------  ------------------

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


                                 FOR YEAR              FOR YEAR
                                   ENDED                ENDED
                                 MARCH 31,  EXERCISE   MARCH 31,  EXERCISE
                                   1999       PRICE      1998      PRICE
                                 ---------  ---------  ---------  ---------
WARRANTS (COMMON STOCK ):
  Opening                          750,000        N/A    750,000        N/A
    Issued during the period       200,000  $    0.40          0
    Exercised during the period          0                     0
    Expired during the period            0                     0  Cdn$14.00
  Closing                          950,000               750,000
                                 ---------             ---------

(viii) On May 1, 1995, the Company entered into an agreement and sold, for net proceeds of $250,000, 250,000 units comprised of 250,000 restricted common shares and 250,000 warrants to purchase 250,000 restricted common shares to Reynold Kern. The warrants were exercisable during the one-year period commencing July 12, 1995 to July 12, 1996 at a price of $5.00 per share. Since the common stock underlying the warrants could not be purchased legally on margin at a marginable price, the exercise period has been extended until the first day that the common stock becomes marginable.

(ix) In June 1995, the Company issued 200,000 shares of common stock, restricted as to transferability for a period of two years from date of issuance, to Robert Zuk for certain investor relations services for the Company.

(x) In October 1995, the Company issued 770,000 shares of common stock pursuant to the registration statement on S-8 to six key employees and one director as payment in lieu of prior accrued salaries and fees and as an advance of their salaries and fees up to September 30, 1996. The shares issued were all valued at $1.00 per share.

(xi) In November 1995, at its annual general meeting, the shareholders approved the increase of the authorized number of common shares from 20,000,000 to 30,000,000 shares.

(xii)In December 1998, at its annual general meeting, the shareholders approved the increase of the authorized number of common shares from 30,000,000 to 50,000,000 shares and the authorization of 6,500,000 shares of blank check Preferred Stock.

(xiii) In January 1999, the Company issued 13,175,995 shares to employees and consultants.

(xiv) Other capital

At March 31, 1998, 627,625 common shares have been subscribed for but remain unissued as the service for which these shares were subscribed for have yet to be received.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


                                                   YEAR ENDED        FROM
                                              ------------------   INCEPTION
                                                   MARCH 31,     (MAY 6, 1993)
                                                                    THROUGH
                                              ------------------    MAR 31,
                                                1999      1998       1999
                                              --------  --------  ----------
OPENING,
Marketing services not yet received           $      0  $      0  $        0
Deferred compensation costs                          0         0           0
Deferred consulting costs                                262,500           0
Rent                                                      93,502           0
                                              --------  --------  ----------
                                                          356,00           0

SHARES SUBSCRIBED BUT NOT ISSUED,
Marketing services not yet received                  0         0     999,600
Deferred compensation costs                          0         0   2,222,174
Deferred consulting costs                            0         0   1,809,224
Rent                                                 0         0     507,794
                                              --------  --------  ----------
                                                     0         0   5,538,792

CHARGED TO EXPENSE AS SERVICES ARE RECEIVED,
Marketing services not yet received                  0         0     999,600
Deferred compensation costs                          0         0   2,222,174
Deferred consulting costs                            0         0   1,546,724
Rent                                                 0         0     410,515
                                              --------  --------  ----------
                                                     0         0   5,182,790

CLOSING,
Marketing services not yet received                  0         0           0
Deferred compensation costs                          0         0           0
Deferred consulting costs                                262,500     262,500
Rent                                                      93,502      93,502
                                              --------  --------  ----------
                                                        $356,002    $356,002
                                              ========  ========  ==========

(xv) In November 1996, all holders of the convertible subordinated debentures were requested to extend the maturity date from December 1, 1996 to June 1, 1997 on same terms and conditions. No additional requests for extension have been made thereby placing the Company in default under the terms of the convertible subordinated debenture agreement. As of March 31, 1999 there remains outstanding $475,790 ($475,790 at March 31, 1998) in convertible subordinated debentures with a maturity date of June 1, 1997. The remaining balance of $ 31,809 ($31,809 at March 31, 1998) has been reclassified as debentures which had a repayment maturity term of December 1997 at a 4.75% interest rate. Conversion rights under the convertible subordinated debentures have expired.

(xvi)The Company has, from inception to present,  issued shares in exchange for:
     (a) employment services, (b) consulting and marketing services, and (c) consideration in lieu of rental payments.

(xvii) During the year ended March 31, 1997, the Company issued 1,050 shares of $1,000 6% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"). As at March 31, 1997, 4,365,136 common shares were issued due to the conversion of 1,050 shares of convertible preferred stock totaling $1,050,000. As at March 31, 1997, no convertible preferred stock remains outstanding.

(xviii) On October 21, 1996, the Company's  Prospectus on Amendment No. 4 of the
     Registration Statement on Form S-1 was declared effective by Securities and Exchange Commission.

(xix)During the year ended March 31, 1997, the Company issued 1,740,000 shares of common stock amounting to $658,393 pursuant to the registration statement on S-8 to five employees and five outside (non-employee) directors as payment in lieu of salaries and consulting fees.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


(xx) In October 1996, the Company entered into a one-year consulting agreement (the "Consulting Agreement") to obtain advice concerning the Company's growth strategy, financial public relations obligations and future capital structure. Under the terms of the Consulting Agreement, the Company agreed to pay the Consultant 100,000 shares of the Company's common stock. The Company's obligations with respect to options issued to the Consultant for the purchase of 900,000 additional shares expired in 1999.

(xxi)During the year ended March 31, 1999, the Company issued 13,175,996 shares of common stock amounting to $1,600,883 pursuant to the registration statement on S-8 to eight employees and two consultants as payment in lieu of salaries and consulting fees.

NOTE  10  -  COMMITMENTS:
-------------------------

LEASES


The Company leased space in Smyrna, Georgia for a three (3) year term commencing May 15, 1997. On November 1, 1997, the Company discontinued occupancy of the leased premises, defaulting under the terms of the lease. The lease requires payment of an annual base rent of $41,772. At March 31, 1999, the Company had a final settlement payment obligation in the amount of $10,000, which has been included in other accrued liabilities.



Rental expense for the year ended March 31, 1999 amounted to $ 64,132 and $120,196 for the year ended March 31, 1998.

MARKETING  AGREEMENT

On March 15, 1995, the Company entered into an agreement with The L.L. Knickerbocker Company, Inc., of California ("Knickerbocker"), which provided for a television and radio marketing campaign to be initially launched in the California marketplace. As compensation for services to be performed by Knickerbocker, the Company paid Knickerbocker a fee of $212,975 and issued 800,000 restricted common shares, valued at $2.50 per share based on the trading price of the Company's shares on the date of the agreement. On December 11, 1996, the Company ended its relationship with Knickerbocker and received 400,000 of the 800,000 restricted common shares back from Knickerbocker. These shares were immediately cancelled in treasury.

THE  IACP  ENDORSEMENT


The Company entered into an agreement with the International Association of Chiefs of Police ("IACP") in February 1996 that ran through February 1999. Under the agreement, the Company agreed to pay IACP, on a quarterly basis in arrears, the greater of $100,000 per year or a fee based on the total number of subscribers of the Company. At March 31, 1999, the Company had defaulted in its payment obligations under the agreement. According to the cancellation terms under the contract, the Company owes the IACP $120,316.67. This amount is included in part in Accounts payable and in part in Other accrued liabilities.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


NOTE  11  -  RELATED  PARTY  TRANSACTIONS:
------------------------------------------

Prior to the date of incorporation (May 6, 1993), the founder and other key members of management received 5,089,286 exchangeable preference shares in consideration for the assignment of international patents covering the Tracker Canada system and as inducements to join the Company, respectively. No value has been assigned to these shares.

The Company retains certain key management personnel under contract. Included in expenses are consulting and management fees paid under the aforementioned contracts totaling, in the aggregate, $ 185,000 for the year ended March 31, 1998 and $648,231 for the year ended March 31, 1997.

Finders fees amounting to Nil for years ended March 31, 1999 and March 31, 1998 and $25,870 for the year ended March 31, 1997 paid to related parties in connection with the Company's private equity placement are included as a reduction in paid-in capital.

The Company's President, Chief Operating Officer and Chief Financial Officer is the sole shareholder of Global Tracker Corporation. Global Tracker acquired Tracker Canada's assets at arms' length in an insolvency proceeding. Global Tracker leases all of such assets to the Company.


NOTE  12  -  INCOME  TAXES:
---------------------------

The estimated deferred tax asset of $3,987,000 and $3,724,000, representing benefit for the income tax effects of the accumulated losses for the period from inception (May 6, 1993) to March 31, 1999 and March 31, 1998 respectively, has not been recognized due to the uncertainty of future realization of such benefits. Estimated net operating losses aggregating $11,433,000 ($10,681,000 as at March 31,1998) expire starting in 2001; the benefit of these losses has not been reflected in these consolidated financial statements.

                            March 31,     March 31,
                              1999           1998
                          -------------  ------------
Deferred tax liabilities  $          0   $         0
Deferred tax assets
  Net operating losses       3,987,000     3,724,000
                          -------------  ------------
                             3,987,000     3,724,000
  Valuation allowance      ( 3,987,000)   (3,724,000)
                          -------------  ------------
                          $          0   $         0
                          =============  ============

The  valuation  allowance  did  increase  by  $263,000  during  the  year.

NOTE  13  -  CONVERTIBLE  SUBORDINATED  DEBENTURES:
---------------------------------------------------


The Company has outstanding at March 31, 1999 subordinated debentures in the amount of $475,790 ($ 475,790 as at March 31, 1998) bearing interest at 15% annually, which are repayable within one year.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                   ------------------------------------------


Total interest incurred and included in general and administrative expenses is $ 72,879 and $42,330 for year ended March 31, 1999 and 1998 respectively. At March 31, 1999, the Company was in default under the terms of these agreements.


NOTE  14  -  DISCONTINUED  OPERATIONS

The Company discontinued its CPS Program in September 1997. All telemarketing rooms were closed and the Corporate Telemarketing Centers in Toronto, Canada and in Smyrna, Georgia were abandoned.

The  remaining assets and liabilities of the Discontinued Operation consist of :

                                         1999        1998
                                       ---------  ----------
Assets:
-------------------------------------

  Deferred charge - current portion    $ 114,405  $1,187,699
-------------------------------------  ---------  ----------
  Deferred charges - long term         $ 141,600  $  275,043
-------------------------------------  ---------  ----------
  Total deferred charges               $ 256,005  $1,462,742
-------------------------------------  ---------  ----------

Liabilities:
-------------------------------------

  Deferred revenues - current portion  $ 197,602  $1,798,727
-------------------------------------  ---------  ----------
  Deferred revenues - long term        $ 215,244  $  412,846
-------------------------------------  ---------  ----------
  Totalrevenues charges                $ 412,846  $2,211,573
-------------------------------------  ---------  ----------


Gain from discontinued operations
-------------------------------------

  Income from Discontinued operations  $ 279,225  $   62,050
-------------------------------------  ---------  ----------

                                         THE TRACKER CORPORATION OF AMERICA
                                           (A DEVELOPMENT STAGE COMPANY)
                                        -------------------------------------
                                             CONSOLIDATED BALANCE SHEET
                                        -------------------------------------


                                           ASSETS
                                                                              SEPTEMBER 30,     MARCH 31,
                                                                                  1999            1999
                                                                             ---------------  -------------
                                                                               (UNAUDITED)     (AUDITED)
CURRENT ASSETS
CASH AND CASH EQUIVALENTS . . . . . . . . . . . . . . . . . . . . . . . . .  $      281,372   $          -
  ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . . . . . . . . . .               -         97,843
  PREPAID EXPENSES AND DEPOSITS . . . . . . . . . . . . . . . . . . . . . .         120,000        120,000
  DEFERRED CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         114,272        114,405
                                                                             ---------------  -------------
       TOTAL CURRENT ASSETS . . . . . . . . . . . . . . . . . . . . . . . .         515,644        332,248

DUE FROM SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . .          14,072         14,072
DEFERRED CHARGES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          81,513        141,600
PROPERTY AND EQUIPMENT (NET). . . . . . . . . . . . . . . . . . . . . . . .               -              -
                                                                             ---------------  -------------

       TOTAL ASSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      611,229   $    487,920
                                                                             ===============  =============


                  LIABILITIES & SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES
  ACCOUNTS PAYABLE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $      468,352   $    458,352
  ACCRUED LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . .         279,932        584,823
  DEFERRED REVENUE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .         197,446        197,602
  CONVERTIBLE BRIDGE NOTES. . . . . . . . . . . . . . . . . . . . . . . . .       1,000,000              -
  DEBENTURE PAYABLE . . . . . . . . . . . . . . . . . . . . . . . . . . . .          31,809         31,809
  CONVERTIBLE DEBENTURES. . . . . . . . . . . . . . . . . . . . . . . . . .         475,790        475,790
                                                                             ---------------  -------------
       TOTAL CURRENT LIABILITIES. . . . . . . . . . . . . . . . . . . . . .       2,453,329      1,748,376


DEFERRED REVENUE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         116,580        215,244

COMMITMENTS (NOTE 10) . . . . . . . . . . . . . . . . . . . . . . . . . . .               -              -

SHAREHOLDERS' DEFICIENCY
   COMMON STOCK, $.001PAR VALUE, 93,400,000 SHARES AUTHORIZED,

    53,988,579 (50,388,579 - MARCH 31, 1999) SHARES ISSUED AND OUTSTANDING.          53,989         50,389

   CONVERTIBLE SENIOR PREFERRED STOCK, $.001 PAR VALUE, 6,500,000 SHARES
    AUTHORIZED, NIL (NIL - MARCH 31, 1999) ISSUED AND OUTSTANDING . . . . .               -              -

  CLASS B VOTING COMMON STOCK, $0.00000007 PAR VALUE, 100,000
    SHARES AUTHORIZED, NIL (NIL - MARCH 31, 1998) ISSUED
    AND OUTSTANDING . . . . . . . . . . . . . . . . . . . . . . . . . . . .               -              -

  PAID-IN CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      16,773,881     16,777,482
  OTHER CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        (573,547)      (424,267)
  DEFICIT ACCUMULATED DURING THE DEVELOPMENT STAGE. . . . . . . . . . . . .     (18,086,737)   (17,753,037)
  CUMULATIVE TRANSLATION ADJUSTMENT . . . . . . . . . . . . . . . . . . . .        (126,263)      (126,263)
                                                                             ---------------  -------------

    TOTAL SHAREHOLDERS' DEFICIT . . . . . . . . . . . . . . . . . . . . . .      (1,958,680)    (1,475,700)
                                                                             ---------------  -------------


    TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT . . . . . . . . . . . . . .  $      611,229   $    487,920
                                                                             ===============  =============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                                       THE  TRACKER  CORPORATION  OF  AMERICA

                                        CONSOLIDATED  STATEMENT  OF  OPERATIONS
                                                      (UNAUDITED)


                                                                                                         THROUGH
                                                                                                     FROM INCEPTION
                                                                                                      (MAY 6, 1993)
                                                FOR 3 MONTHS ENDING         FOR 6 MONTHS ENDING          THROUGH
                                                     SEPTEMBER 30                SEPTEMBER 30         SEPTEMBER 30,
                                              --------------------------  --------------------------  -------------
                                                  1999          1998          1999          1998          1999
                                              ------------  ------------  ------------  ------------  -------------

REVENUE                                       $    21,102   $    21,431   $    54,885   $    93,513   $    488,481

COST OF SALES                                       3,163         9,041         5,461        51,423        177,385
                                              ------------  ------------  ------------  ------------  -------------

GROSS PROFIT                                       17,939        12,390        49,424        42,090        311,096
                                              ------------  ------------  ------------  ------------  -------------

DEVELOPMENT COSTS
  OPERATIONAL                                      39,050        28,559       125,576       108,454      1,970,996
  INFORMATION SYSTEMS                              30,952         3,561        44,356        10,712      1,019,568
  SALES AND MARKETING                              51,325        26,343        81,538        59,719      3,645,183
  GENERAL AND ADMINISTRATIVE                      140,071        85,075       170,254       134,768      8,597,365
                                              ------------  ------------  ------------  ------------  -------------

TOTAL DEVELOPMENT COSTS                       $   261,398   $   143,538   $   421,724   $   313,653   $ 15,233,113

GAIN (LOSS) FROM CONTINUING OPERATIONS           (243,459)     (131,148)     (372,300)     (271,563)   (14,922,017)

GAIN (LOSS) FROM DISCONTINUED OPERATION            37,090      (208,434)       38,600       379,778     (3,164,720)
                                              ------------  ------------  ------------  ------------  -------------

NET PROFIT (LOSS) APPLICABLE TO COMMON STOCK  $  (206,369)  $  (339,581)  $  (333,700)  $   108,215   $(18,086,736)
                                              ============  ============  ============  ============  =============



PROFIT (LOSS) PER SHARE OF COMMON STOCK

LOSS FROM CONTINUING OPERATIONS                     (0.00)        (0.01)        (0.01)        (0.01)         (0.93)

GAIN (LOSS) FROM DISCONTINUED OPERATION              0.00         (0.01)         0.00          0.02          (0.20)
                                              ------------  ------------  ------------  ------------  -------------

NET LOSS                                            (0.00)        (0.01)        (0.01)         0.00          (1.13)
                                              ============  ============  ============  ============  =============

WEIGHTED AVERAGE NUMBER OF SHARES
   OUTSTANDING                                 51,855,246    22,802,142    51,855,246    22,802,142     15,968,528
                                              ============  ============  ============  ============  =============


THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

                               THE  TRACKER  CORPORATION  OF  AMERICA
                                  (A  DEVELOPMENT  STAGE  COMPANY)

                               CONSOLIDATED  STATEMENT  OF  CASH  FLOWS
                               ----------------------------------------
                                              (UNAUDITED)


                                                                    FROM INCEPTION
                                                                    (MAY 6, 1993)     FOR 6 MONTHS    FOR 6 MONTHS
                                                                       THROUGH           ENDED           ENDED
                                                                     SEPTEMBER 30     SEPTEMBER 30    SEPTEMBER 30
                                                                         1999             1999            1998
                                                                   ----------------  --------------  --------------
CASH FLOWS FROM (USED IN) OPERATING ACTIVITIES:
  NET LOSS. . . . . . . . . . . . . . . . . . . . . . . . . . . .     ($18,086,737)  $    (333,700)  $     108,215
  ADJUSTMENTS TO RECONCILE NET LOSS TO NET CASH FROM
  OPERATING ACTIVITIES:
    DEPRECIATION. . . . . . . . . . . . . . . . . . . . . . . . .          380,019               -               -
    LOSS ON SALE OF LONG-TERM INVESTMENT. . . . . . . . . . . . .           13,414               -               -
    RENT, CONSULTING AND MARKETING SERVICES, EMPLOYEE
     COMPENSATION SETTLED VIA THE ISSUANCE OF COMPANY
     SHARES . . . . . . . . . . . . . . . . . . . . . . . . . . .        5,976,045               -               -
    CHANGES IN ASSETS AND LIABILITIES:
        PREPAID EXPENSES AND DEPOSITS . . . . . . . . . . . . . .         (137,273)              -               -
        ACCOUNTS RECEIVABLE . . . . . . . . . . . . . . . . . . .                -          97,843         (23,651)
        DEFERRED CHARGES. . . . . . . . . . . . . . . . . . . . .         (195,785)         60,220       1,146,458
        DEFERRED REVENUE. . . . . . . . . . . . . . . . . . . . .          314,026         (98,820)     (1,699,863)
        ACCOUNTS PAYABLE AND ACCRUED LIABILITIES. . . . . . . . .          762,928        (294,892)         88,063
                                                                   ----------------  --------------  --------------

  NET CASH USED IN OPERATING ACTIVITIES . . . . . . . . . . . . .      (10,973,362)       (569,348)       (380,778)
                                                                   ----------------  --------------  --------------

CASH FLOWS FROM (USED IN) INVESTING ACTIVITIES:
  DUE TO GLOBAL TRACKER . . . . . . . . . . . . . . . . . . . . .                -               -         285,588
  ACQUISITION OF FIXED ASSETS . . . . . . . . . . . . . . . . . .            6,028               -               -
  LOAN TO SHAREHOLDERS. . . . . . . . . . . . . . . . . . . . . .         (370,484)              -               -
  REPAYMENT OF LOANS TO SHAREHOLDERS. . . . . . . . . . . . . . .          356,412               -               -
  LONG-TERM INVESTMENT. . . . . . . . . . . . . . . . . . . . . .       (2,301,372)              -               -
  UNWIND OF LONG-TERM INVESTMENT. . . . . . . . . . . . . . . . .        2,287,958               -               -
                                                                   ----------------  --------------  --------------

  NET CASH FROM (USED IN) INVESTING ACTIVITIES. . . . . . . . . .          (21,458)              -         285,588
                                                                   ----------------  --------------  --------------

CASH FLOWS FROM (USED IN) FINANCING ACTIVITIES:
  ISSUANCE OF COMMON SHARES . . . . . . . . . . . . . . . . . . .        9,748,275               -          45,281
  ISSUANCE OF PREFERRED SHARES. . . . . . . . . . . . . . . . . .        1,050,000               -               -
  ISSUANCE OF CONVERTIBLE SUBORDINATED DEBENTURES . . . . . . . .        2,189,529               -               -
  REPAYMENT OF DEBENTURES AND CONVERTIBLE SUBORDINATED DEBENTURES         (297,401)              -               -
  ISSUANCE OF CONVERTIBLE BRIDGE NOTES. . . . . . . . . . . . . .        1,000,000       1,000,000               -
  SHARE ISSUE COSTS . . . . . . . . . . . . . . . . . . . . . . .       (1,834,015)       (149,280)              -
                                                                                     --------------  --------------
  NET CASH FROM (USED IN) FINANCING ACTIVITIES. . . . . . . . . .       11,856,388         850,720          45,281
                                                                   ----------------  --------------  --------------

EFFECT OF EXCHANGE RATE CHANGES . . . . . . . . . . . . . . . . .         (580,196)              -          49,909

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS DURING . . . . .          281,372         281,372               -
  THE PERIOD

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD. . . . . . . . . .                -               -               -
                                                                   ----------------  --------------  --------------

CASH AND CASH EQUIVALENTS, END OF PERIOD. . . . . . . . . . . . .  $       281,372   $     281,372   $           0
                                                                   ================  ==============  ==============

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE CONSOLIDATED FINANCIAL STATEMENTS.

NOTE  1  -  DESCRIPTION  OF  DEVELOPMENT STAGE ACTIVITIES AND CORPORATE HISTORY:
--------------------------------------------------------------------------------

We develop, market, sell and operate a personal and corporate property marking and monitoring system ("The Tracker System"). The Tracker System utilizes advanced bar code and laser scanning technology that interfaces with a computer database and scanning network to create an identification system (the "Technology").

Our current business began in July 1994 through a reorganization (the "Reorganization") in which we acquired all of the issued and outstanding voting shares of The Tracker Corporation, an Ontario, Canada corporation ("Tracker Canada"), in exchange for approximately 90% of our total voting shares as of that date. Our predecessor was incorporated as a Utah corporation in 1986, and changed its state of incorporation to Nevada in 1992 and Delaware in 1994 through change in domicile mergers. Concurrent with the effective date of the reorganization, we changed our fiscal year-end from December 31 to March 31.

NOTE  2  -  GOING  CONCERN:
---------------------------

We have been in a development stage since inception on May 6, 1993. Our likelihood for profitability depends on many factors, including our ability to obtain adequate financing and generate sufficient revenues. Management is currently working to secure adequate capital through the private placement of securities. The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern, although the report of our former independent accountant as of and for the year ended March 31, 1997, and our current independent accountant as of and for each of the years ended March 31, 1999 and 1998, express doubt as to our ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE  3  -  SIGNIFICANT  ACCOUNTING  POLICIES:
----------------------------------------------

PRINCIPLES  OF  CONSOLIDATION

The accompanying financial statements include our accounts and our former wholly-owned subsidiary, Tracker Canada. We eliminated all significant inter company accounts and transactions.

DEVELOPMENT  COSTS

We  expense  development  costs  as  incurred.

DEFERRED  CHARGES

Deferred charges relate primarily to unamortized commissions, net of a 30% cancellation reserve, and other costs of sales that are amortized on a straight-line basis over the term of the related agreement.

REVENUE  RECOGNITION  AND  DEFERRED  REVENUE

We recognize revenue for our services on a straight-line basis over the term of the services offered and we present them net of sales discounts and allowances. We record as deferred revenue amounts received for services not yet provided. The average length of the services agreement varies from monthly to a five-year period.

FOREIGN  CURRENCY  TRANSLATION

The assets and liabilities of Tracker Canada are translated at the fiscal year or period end exchange rate while revenues, expenses and cash flows are translated at average rates in effect for the period.

EARNINGS  PER  SHARE

Primary earnings per share are calculated based on net profit (loss) divided by the weighted average number of shares of common stock and Class B voting common stock outstanding.

USE  OF  ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for inventory obsolescence, depreciation and amortization, taxes, and contingencies.

NEW  ACCOUNTING  PRONOUNCEMENTS

Other pronouncements issued by the Financial Accounting Standards Board adopted during the year are not material to our consolidated financial statements. Further, pronouncements with future effective dates are either not applicable or not material to our consolidated financial statements.

NOTE  4  -  PREPAID  EXPENSES  AND  DEPOSITS:
---------------------------------------------

Prepaid  expenses  and  deposits  comprise  the  following:

                                    September 30, 1999          March 31, 1999
                                   -------------------          --------------

Other                              $           120,000          $      120,000

NOTE  5  -  DUE  FROM  SHAREHOLDERS:
------------------------------------

Promissory notes held on loans made to shareholders bear interest at 5% per annum and are due on demand.

NOTE  6  -  DEFERRED  CHARGES:
-----------------------------

Deferred  charges  consist  of  the  following:

                                                          Sept. 30, 1999   March 31, 1999
                                                          ---------------  ---------------
Current:
Deferred sales commission (net of cancellation reserve).  $        80,309  $        80,309
Other. . . . . . . . . . . . . . . . . . . . . . . . . .           33,963           34,096
                                                          ---------------  ---------------

Long  term:. . . . . . . . . . . . . . . . . . . . . . .  $       114,272  $       114,405
                                                          ---------------  ---------------
Deferred sales' commission (net of cancellation reserve)  $        49,254  $        52,192
Other. . . . . . . . . . . . . . . . . . . . . . . . . .           32,259           89,408
                                                          ---------------  ---------------
                                                          $        81,513  $       141,600
                                                          ---------------  ---------------

NOTE  7  -  PROPERTY  AND  EQUIPMENT:
-------------------------------------

We currently lease all of our equipment from Global Tracker under short-term agreements classified as operating leases. We expense lease payments as incurred. See Note 3.

NOTE  8  -  ACCRUED  LIABILITIES:
---------------------------------

Accrued  liabilities  comprise  the  following:

                                             September 30, 1999   March 31, 1999
                                             -------------------  ---------------
Directors fees. . . . . . . . . . . . . . .  $            24,432  $        24,432
Interest expense for convertible debentures              237,667          115,209
Others. . . . . . . . . . . . . . . . . . .               17,833          445,182
                                             -------------------  ---------------
                                             $           279,932  $       584,823
                                             ===================  ===============

NOTE  9  -  COMMITMENTS:
------------------------

LEASES

We leased space in Smyrna, Georgia for a three (3) year term commencing May 15, 1997. On November 1, 1997, we discontinued occupancy of the leased premises, defaulting under the terms of the lease. The lease requires payment of an annual base rent of $41,772.

Rental expense for the year ended March 31, 1999 amounted to $64,132 and $120,196 for the year ended March 31, 1998.

THE  IACP  ENDORSEMENT

We entered into an agreement with the International Association of Chiefs of Police ("IACP") in February 1996 that ran through February 1999. Under the agreement, we agreed to pay IACP, on a quarterly basis in arrears, the greater of $100,000 per year or a fee based on the total number of our subscribers. As of September 30, 1999, we are in default on our payment obligations under the agreement.

NOTE  10  -  RELATED  PARTY  TRANSACTIONS:
------------------------------------------

Prior to the date of incorporation (May 6, 1993), the founder and other key members of management received 5,089,286 exchangeable preference shares in consideration for the assignment of international patents covering the Tracker Canada system and as inducements to join us. No value has been assigned to these shares.

                                   PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS


     Pursuant to our bylaws, we may indemnify, purchase indemnity insurance, or pay and advance expenses to our directors, officers and other persons who are eligible or entitled to such indemnification, payments or advances. Any such indemnification or payment must be expressly authorized by our board of directors and in accordance with the provisions of the laws of Delaware. Our right to indemnify such persons shall include our authority to enter into written agreements for indemnification with such provisions.

     Subject to the provisions of the laws of Delaware, our directors shall not be liable to the company or our shareholders for monetary damages for an act or omission in the director's capacity of a director, as long as the director acted in good faith.

     Indemnification of officers or persons controlling us for liabilities arising under the Securities Act of 1933 is held to be against public policy by the SEC and is therefore unenforceable.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION

     Other expenses in connection with this registration that we will pay are estimated to be substantially as follows:

Item                                                Amount (in US$)
--------------------------------------------------  ---------------
SEC Registration Fee                                $     1,788.93
State Securities Laws (Blue Sky) Fees and Expenses  $       500.00
Printing and Engraving Fees                         $       500.00
Legal Fees                                          $    65,000.00
Accounting Fees and Expenses                        $         0.00
Transfer Agent's Fees                               $     3,000.00
Miscellaneous                                       $     4,081.80

ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES

     We have issued the following securities within the past three years without registering the securities under the Securities Act and without the aid of any underwriters:

1.   VEE LTD.
     Date issued: 5/1/98
     Title of securities: Common stock
     Amount: 1,000,000 shares
     Consideration: $30,000.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

2.   BRUCE LEWIS
     Date issued: 5/11/98
     Title of securities: Common stock
     Amount: 4,252,222 shares
     Consideration: $127,566.66
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

3.   PRUTA SECURITIES LTD.
     Date issued: 5/11/98
     Title of securities: Common stock
     Amount: 480,000 shares
     Consideration: $14,400.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

4.   MAHLER OIL COMPANY
     Date issued: 5/11/98
     Title of securities: Common stock
     Amount: 124,000 shares
     Consideration: $3,720.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

5.   BARNABY J. HOWARD
     Date issued: 5/11/98
     Title of securities: Common stock
     Amount: 312,500 shares
     Consideration: $9,375.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

6.   RICHARD W. PRESNER
     Date issued: 5/11/98
     Title of securities: Common stock
     Amount: 100,000 shares
     Consideration: $3,000.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

7.   KAY STARR
     Date issued: 5/11/98
     Title of securities: Common stock
     Amount: 750,000 shares
     Consideration: $37,500.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

8.   ELAINE MARCHES
     Date issued: 6/9/98
     Title of securities: Common stock
     Amount: 250,000 shares
     Consideration: $15,000.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

9.   FRANK PHALEN
     Date issued: 6/9/98
     Title of securities: Common stock
     Amount: 250,000 shares
     Consideration: $15,000.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

10.  WILLIAM FOLLETT
     Date issued: 6/22/98
     Title of securities: Common stock
     Amount: 300,000 shares
     Consideration: $9,000.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

     Date issued: 8/24/98
     Title of securities: Common stock
     Amount: 125,000 shares
     Consideration: $3,750.00
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

11.  FRAN DANIELS
     Date issued: 9/30/99
     Title of securities: Common stock
     Amount: 100,000 shares
     Consideration: stock issued in lieu of consulting services regarding investor relations.
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued stock was restricted from being sold for at least one year, pursuant to Rule 144 of the Securities Act of 1933.

12.  SOVEREIGN CAPITAL ADVISORS, LLC.
     Date issued: 8/18/99
     Title of securities: warrant
     Amount: 50,000 shares
     Consideration: commission due under placement agent agreement.
     Securities  Act  exemption:   4(2)  -  these   securities  were  issued  to
     institutional investors pursuant to a private placement pursuant to Rule 506 of Regulation D.

     Date issued: 10/15/99
     Title of securities: warrant
     Amount: 17,500 shares
     Consideration: commission due under placement agent agreement.
     Securities  Act  exemption:   4(2)  -  these   securities  were  issued  to
     institutional investors pursuant to a private placement pursuant to Rule 506 of Regulation D.

     Date issued: 12/7/99
     Title of securities: warrant
     Amount: 17,500 shares
     Consideration: commission due under placement agent agreement.
     Securities  Act  exemption:   4(2)  -  these   securities  were  issued  to
     institutional investors pursuant to a private placement pursuant to Rule 506 of Regulation D.

13.  SOVCAP EQUITY PARTNERS, LTD.
     Date issued: 8/18/99
     Title of securities: convertible notes, callable warrants and purchase warrants
     Amount: $1,000,000 in convertible notes, $1,000,000 worth of callable warrants and 200,000 shares of purchase warrants
     Consideration: $1,700,000
     Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

     Date issued: 12/7/99
     Title of securities: convertible notes, callable warrants and purchase warrants
     Amount: $200,000 in convertible notes, $200,000 worth of callable warrants and 40,000 shares of purchase warrants
     Consideration: $200,000
     Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

14.  CORRELLUS INTERNATIONAL, LTD.

     Date issued: 10/15/99

     Title of securities: convertible notes, callable warrants and purchase warrants
     Amount: $150,000 in convertible notes, $150,000 worth of callable warrants and 30,000 shares of purchase warrants
     Consideration: $150,000
     Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

     Date issued: 12/7/99
     Title of securities: convertible notes, callable warrants and purchase warrants
     Amount: $50,000 in convertible notes, $50,000 worth of callable warrants and 10,000 shares of purchase warrants
     Consideration: $200,000
     Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

15.  ARAB COMMERCE BANK, LTD.
     Date issued: 10/15/99
     Title of securities: convertible notes, callable warrants and purchase warrants Amount: $150,000 in convertible notes, $150,000 worth of callable warrants and 30,000 shares of purchase warrants
     Consideration: $150,000
     Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

16.  ENRICO BONETTI
     Date issued: 10/15/99
     Title of securities: convertible notes, callable warrants and purchase warrants
     Amount: $50,000 in convertible notes, $50,000 worth of callable warrants and 10,000 shares of purchase warrants
     Consideration: $50,000
     Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

17.  FRUTOSE - MARKETING & INVESTORS INTERNACIONAIS LDA
     Date issued: 12/7/99
     Title of securities: convertible notes, callable warrants and purchase warrants
     Amount: $100,000 in convertible notes, $100,000 worth of callable warrants and 20,000 shares of purchase warrants
     Consideration: $100,000
     Securities Act exemption: 4(2) - these securities were issued to institutional investors from a private placement pursuant to Rule 506 of Regulation D.

18.  TRADEWELL, LLC
     Date issued: 4/12/99
     Title of securities: warrant
     Amount: 500,000 shares
     Consideration: warrant issued in lieu of consulting services regarding investor relations.
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued warrant is restricted from being distributed unless an effective registration statement is filed.

     Date issued: 12/17/99
     Title of securities: warrant
     Amount: 150,000 shares
     Consideration: warrant issued in lieu of consulting services regarding investor relations.

     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued warrant is restricted from being distributed unless an effective registration statement is filed.

19.  STEVEN CUNNINGHAM
     Date issued: 12/17/99
     Title of securities: warrant
     Amount: 150,000 shares Consideration: stock issued in lieu of attorneys fees.
     Securities Act exemption: 4(2) - this was an isolated sale to an individual with a close relationship with us and was not part of any public offering or distribution. The issued warrant is restricted from being distributed unless an effective registration statement is filed.


ITEM  27.  EXHIBITS

NUMBER         DESCRIPTION
-------------- -----------

2.1**** Reorganization Agreement Among Ultra Capital Corp. (the predecessor of the Registrant), Jeff W. Holmes, R. Kirk Blosch and the Tracker Corporation dated May 26, 1994, as amended by Amendment Number One dated June 16, 1994, Amendment Number Two dated June 24, 1994, and Amendment Number Three dated June 30, 1994, Extension of Closing dated June 23, 1994, and July 11, 1994 letter agreement.

2.2**** Agreement and Plan of Merger dated July 1, 1994 between Ultra Capital Corp. (the predecessor of the Registrant) and the Registrant

3.1**** Certificate of Incorporation, as corrected by Certificate of Correction of Certificate of Incorporation dated March 27, 1995, and as amended by Certificate of Amendment to the Certificate of Incorporation dated November 1, 1995, and Certificate of Designation of Rights, Preferences and Privileges of $1,000.00 6% Cumulative Convertible Preferred Stock of the Registrant dated April 19, 1996

3.2****        Bylaws

4.1****        Specimen Common Stock Certificate

5.1            Legal Opinion

9.1**** Agreement dated December 21, 1993 among 1046523 Ontario Limited, Gregg C. Johnson and Bruce Lewis

9.2**** Right of First Refusal, Co-Sale and Voting Agreement dated March 14, 1994 between The Tracker Corporation, Stalia Holdings B.V.,
               I. Bruce Lewis, MJG Management Accounting Services Ltd., Spire Consulting Group, Inc., 1046523 Ontario Limited, Mark J. Gertzbein, Gregg C. Johnson and Jonathan B. Lewis, as confirmed by letter dated June 22, 1994 and Agreement dated July 1994

10.1**** 1994 Stock Incentive Plan of the Registrant, as amended by Amendment No. 1 to the 1994 Stock Incentive Plan

10.2****       Discretionary Cash Bonus Arrangement of the Registrant

10.3**** Form of Indemnification Agreement entered into between the Registrant and each of its Directors

10.4**** Employment Agreement dated June 30, 1994 between the Registrant and I. Bruce Lewis, as amended by Amendment to Employment Agreement dated July 12, 1995

10.10****      Right of First Refusal,  Co-Sale and Voting Agreement dated March
               14, 1994 between The Tracker  Corporation,  Stalia Holdings B.V.,
               I. Bruce Lewis,  MJG Management  Accounting  Services Ltd., Spire
               Consulting  Group,  Inc.,   1046523  Ontario  Limited,   Mark  J.
               Gertzbein, Gregg C. Johnson and Jonathan B. Lewis, as confirmed by letter dated June 22, 1994 and Agreement dated July 1994
               (contained in Exhibit 9.2)

10.11****      Stock Option  Agreement  dated March 14, 1994 between The Tracker
               Corporation and Stalia Holdings B.V., as confirmed by letter dated June 22, 1994

10.18****      Letter  agreement  dated  October  5, 1993  between  The  Tracker
               Corporation and Symbol Technologies, Inc., as amended by letter from The Tracker Corporation to Symbol Technologies Canada, Inc.
               dated  November  23,  1995,  and letter from Symbol  Technologies
               Canada, Inc. to The Tracker Corporation dated November 27, 1995

10.19****      Assignment  World-Wide  dated May 12, 1994 from I. Bruce Lewis to the Tracker Corporation

10.22****      1995 Stock Wage and Fee Payment Agreement

10.30*****     Letter  agreement  dated  March  22,  1996  between  The  Tracker
               Corporation and Sony of Canada Ltd.

10.36******    Agreement  dated May 22, 1997 between The Tracker  Corporation of
               America and Schwinn Cycling & Fitness Inc.

10.37******    Modification  Agreement  dated May 27,  1997  between The Tracker
               Corporation  of America,  Saturn  Investments,  Inc., The Tracker
               Corporation,  I. Bruce Lewis, Mark J. Gertzbein,  and Jonathan B.
               Lewis.

10.38*******   Agreement   dated  July  1,  1998  between  The  Global   Tracker
               Corporation and Warrantech Additive, Inc.

10.39*******   License  Agreement  dated as of July 30, 1998  between The Global
               Tracker Corporation and the Tracker Corporation of America, Inc.

10.40*******   Employment  Agreement  dated  September 24, 1996 between I. Bruce
               Lewis and The Tracker Corporation of America, Inc.

10.41********  Employment  Agreement  dated  December 18, 1998 between  Bruce I.
               Lewis and The Tracker Corporation of America

10.42********  Employment  Agreement  dated  December  18,  1998  between Jay S.
               Stulberg and The Tracker Corporation of America

10.43********  Letter Agreement dated May 18, 1999 between Symbol  Technologies,
               Inc. and The Tracker Corporation of America

10.44********* Purchase and Security Agreement dated August 18, 1999


10.45********* 1994 Amended and Restated Stock Option Plan

10.46 Placement Agreement dated August 18, 1999 with Sovereign Capital Advisors, LLC.


21.1****       List of subsidiaries of the Registrant

23********     Consent of Independent Accountants

--------------------

* Incorporated by reference from the Registrant's Current Report on Form 8-K dated July 12, 1994.

** Incorporated by reference from the Registrant's Current Report on Form 8-KA dated February 28, 1995 (filed March 15, 1995).

*** Incorporated by reference from the Registrant's Current Report on Form 8-K dated July 29, 1994 (filed August 12, 1994).

**** Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-99686).

***** Incorporated by reference from the Registrant's Annual Report on Form 10-K dated March 31, 1996 (filed July 15, 1996).

****** Incorporated by reference from the Registrant's Annual Report on Form 10-K dated March 31, 1997 (filed July 3, 1997).

******* Incorporated by reference from the Registrant's Annual Report on Form 10-K dated March 31, 1998 (filed November 4, 1998).

******** Incorporated by reference from the Registrant's Annual Report on Form 10-K dated March 31, 1999 (filed August 17, 1999).


*********      Incorporated by reference from the Registrant's Amended Quarterly
               Report on Form 10-QSB dated September 30, 1999 (filed January 11,
               2000)

ITEM  28.  UNDERTAKINGS

The  undersigned  hereby  undertakes:

     (1) During any period in which we make offers or sales, to file to a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities being offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.

THE  TRACKER  CORPORATION  OF  AMERICA,
a  Delaware  corporation

By:  /s/  Bruce  I.  Lewis
    --------------------------------------------------------
     Bruce  I.  Lewis,  Chairman  of  the  Board  and  Chief
Executive  Officer


Dated:  February  10,  2000


     In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



               By:  /s/  Bruce  I.  Lewis
                  -----------------------
                    Bruce  I.  Lewis
                    Chairman  of  the  Board  and  Chief  Executive
Officer


Dated:  February  10,  2000